Filed Pursuant to Rule 424(b)(5)
Registration Statement Number 333-274177

PROSPECTUS SUPPLEMENT

(To Prospectus Dated August 23, 2023)

$70,000,000

Common Stock

We are offering 2,375,000 shares of our common stock, par value $1.00 per share. Our common stock is traded on The NASDAQ Global Market under the symbol “MPB.” On October 31, 2024, the last reported sale price of our common stock on The NASDAQ Global Market was $31.59 per share.

Investing in our common stock involves a high degree of risk. You should carefully read and consider the risk factors described in this prospectus supplement, the accompanying base prospectus, our periodic reports and other information we file with the Securities and Exchange Commission before making a decision to purchase our common stock. See “Risk Factors” beginning on page S-5 of this prospectus supplement.

	Per Share	Total
Public offering price	$29.50	$70,062,500
Underwriting discount	$1.475	$3,503,125
Proceeds to us, before expenses	$28.025	$66,559,375

The shares of our common stock are being offered through the underwriters on a firm commitment basis. We have granted the underwriters a 30 day option to purchase up to an additional 356,250 shares of our common stock at the public offering price, less the underwriting discount.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The underwriters expect to deliver the shares of common stock, in book-entry form only, through the facilities of The Depository Trust Company on or about November 4, 2024, subject to customary closing conditions.

STEPHENS INC.	PIPER SANDLER

The date of this prospectus supplement is November 1, 2024

Prospectus

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying base prospectus and any “free writing prospectus” filed by us with the Securities and Exchange Commission, or SEC. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

You should assume that the information appearing in, or incorporated by reference in, this prospectus supplement, the accompanying base prospectus and any “free writing prospectus” is accurate only as of their respective dates, regardless of the time of delivery of those respective documents or sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus. The second part, the accompanying base prospectus, gives more general information about us and the common stock offered by the prospectus supplement and the accompanying base prospectus. Some of the information in the accompanying base prospectus may not apply to this offering. Generally, when we refer to the prospectus, we are referring to this prospectus supplement and the base prospectus combined as one document. To the extent the information in the prospectus supplement differs from the information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

The information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisors for legal, tax, business, financial and related advice before investing in our common stock.

It is important for you to read and consider all of the information contained in this prospectus supplement, the accompanying base prospectus and any “free writing prospectus,” including the documents incorporated by reference herein and therein, in making your investment decision. For additional information, please refer to “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

Unless this prospectus supplement indicates otherwise or the context otherwise requires, references to “we,” “us,” “our,” “Mid Penn Bancorp, Inc.” “Mid Penn” or the “Company” refer to Mid Penn Bancorp, Inc. and its direct or indirect owned subsidiaries on a combined basis. References to the “Bank” refer to Mid Penn Bank, our banking subsidiary. The term “you” refers to a prospective investor. Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus supplement assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus contain or incorporate by reference forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, or Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results, including after giving effect to the Merger (as defined below) with William Penn (as defined below) and the offering contemplated by this prospectus supplement, and the assumptions upon which those statements are based. Forward looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phrases of similar meaning. These forward-looking statements include the offering of the Company’s common stock contemplated by this prospectus supplement and expectations relating to the anticipated opportunities and financial and other benefits of the Merger, and the projections of, or guidance on, the Company’s or the combined company’s future financial performance, asset quality, liquidity, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Company’s business or financial results. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.

The following factors, among others, could cause our financial performance to differ materially from that expressed in such forward-looking statements:

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the Company’s ability to efficiently integrate acquisitions, including as a result of the Merger, into its business and operations, which may take longer than anticipated, may be more costly than anticipated and may have unanticipated adverse results relating to the Company’s existing business and operations;

•

the possibility that the anticipated benefits of the Merger, including anticipated cost savings and other synergies of the Merger may take longer to be realized or may not be achieved in their entirety, and attrition in key client, partner and other relationships relating to the Merger may be greater than expected;

•	the effects of future economic conditions on Mid Penn, the Bank, our nonbank subsidiaries, and our markets and customers;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	future actions or inactions of the United States government, including a failure to increase the government debt limit or a prolonged shutdown of the federal government;

•	business or economic disruption from national or global epidemic or pandemic events;

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the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, the value of investment securities, and interest rate protection agreements;

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the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•	an increase in the Pennsylvania Bank Shares Tax to which the Bank’s capital stock is currently subject, or imposition of any additional taxes on the capital stock of Mid Penn or the Bank;

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•	impacts of the capital and liquidity requirements imposed by bank regulatory agencies;

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the effect of changes in accounting policies and practices, as may be adopted by regulatory agencies, as well as the Public Company Accounting Oversight Board, Financial Accounting Standards Board, the SEC, and other accounting and reporting rule making authorities;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, including litigation related to the Merger;

•	changes in technology;

•	our ability to implement business strategies, including our acquisition strategy;

•	our ability to successfully expand our franchise, including through acquisitions or establishing new offices at favorable prices;

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our ability to successfully integrate any banks, companies, offices, assets, liabilities, customers, systems and management personnel we acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

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potential goodwill impairment charges, or future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames;

•	our ability to attract and retain qualified management and personnel;

•	results of regulatory examination and supervision processes;

•	the ability to obtain regulatory approvals and satisfy other closing conditions to the Merger, including approval by the shareholders of Mid Penn and William Penn;

•	the possibility of increased scrutiny by, and/or additional regulatory requirements of, governmental authorities as a result of the Merger;

•	potential exposure to unknown or contingent risks and liabilities we have acquired, or may acquire, or target for acquisition, including in connection with the Merger;

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the failure of assumptions underlying the establishment of reserves for loan and lease losses, the assessment of potential impairment of investment securities, and estimations of values of collateral and various financial assets and liabilities;

•	our ability to maintain compliance with the listing rules of The NASDAQ Stock Market;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	volatility in the securities markets;

•	disruptions due to flooding, severe weather, or other natural disasters or acts of God;

•	acts of war, terrorism, or global military conflict;

•	supply chain disruption;

•	the risk factors described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent filings with the SEC; and

•	other risks and uncertainties contained in this prospectus supplement or incorporated by reference into this prospectus supplement from the other reports and filings with the SEC.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and in the information

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incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our periodic and current reports that we file with the SEC. Also note that we provide a cautionary discussion of risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in our periodic and current reports to the SEC incorporated by reference in this prospectus supplement, the accompanying base prospectus and other offering materials. These are factors that, individually or in the aggregate, management believes could cause our actual results to differ materially from expected and historical results.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand this offering fully, you should read this entire prospectus supplement and the accompanying base prospectus carefully. You should carefully read the sections entitled “Risk Factors” in this prospectus supplement and in the accompanying base prospectus and the documents identified in the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement, including our financial statements and the notes to those financial statements, before making an investment decision. Except as otherwise noted, all information in this prospectus supplement assumes that the underwriters will not exercise their option to purchase additional shares of our common stock.

Mid Penn Bancorp, Inc.

Mid Penn Bancorp, Inc. is the financial holding company for Mid Penn Bank, a full-service Pennsylvania chartered bank and trust company originally organized in 1868, as well as an insurance agency subsidiary formed to further expand our suite of products and services.

Headquartered in Harrisburg, Pennsylvania, the Bank services its customers and communities through 45 retail banking locations located in the Pennsylvania counties of Berks, Blair, Bucks, Center, Chester, Clearfield, Cumberland, Dauphin, Fayette, Huntingdon, Lancaster, Lehigh, Luzerne, Montgomery, Perry, Schuylkill and Westmoreland, along with 3 retail banking locations located in the New Jersey counties of Middlesex and Monmouth. The Bank engages in full-service commercial banking and trust business, making available to the community a wide range of financial services, including, but not limited to, mortgage and home equity loans, secured and unsecured commercial and consumer loans, lines of credit, construction financing, farm loans, community development loans, loans to non-profit entities and local government loans, and various types of time and demand deposits including but not limited to, checking accounts, savings accounts, clubs, money market deposit accounts, certificates of deposit, and IRAs. In addition, the Bank provides a full range of trust and wealth management services through its Trust Department. Deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”) to the extent provided by law. The financial services are provided to individuals, partnerships, non-profit organizations, and corporations through its retail banking offices located throughout Pennsylvania and two counties in New Jersey.

Mid Penn also fulfills the insurance needs of both existing and potential customers through a wholly owned subsidiary, MPB Risk Services, LLC, doing business as MPB Insurance and Risk Management. In 2021, we established MPB Launchpad Fund I, LLC to hold certain financial holding company eligible investments.

Our primary business is to supervise and coordinate the business of the Bank and our nonbank subsidiaries, and to provide those subsidiaries with the capital and resources necessary to fulfill their respective missions.

Our consolidated financial condition and results of operations consist almost entirely of that of the Bank, which is managed as a single business segment. At September 30, 2024, we had total consolidated assets of $5.5 billion with total deposits of $4.7 billion and total shareholders’ equity of $573 million.

Recent Developments

William Penn Transaction

On November 1, 2024, the Company and William Penn Bancorporation, a bank holding company formed as a Maryland corporation (“William Penn”), announced that they have entered into an Agreement and Plan of

Merger, dated as of October 31, 2024 (the “Merger Agreement”). Pursuant to the Merger Agreement, William Penn will merge with and into Mid Penn with Mid Penn as the surviving corporation (the “Merger”). Immediately after the Merger, William Penn Bank will merge with and into Mid Penn Bank, with Mid Penn Bank as the surviving bank. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of William Penn common stock then issued and outstanding will be converted into the right to receive 0.426 shares (the “Exchange Ratio” and such shares, the “Merger Consideration”) of Mid Penn common stock, with cash to be paid in lieu of any fractional shares. Mid Penn will also assume all outstanding options to acquire shares of William Penn common stock pursuant to their terms.

The Exchange Ratio is fixed. Therefore, the number of shares of our common stock that holders of William Penn common stock will receive as Merger Consideration will not change if the trading price of our common stock or the market value of William Penn’s common stock changes between the time of the execution of the Merger Agreement and the time the Merger is completed. The Exchange Ratio will not be adjusted or otherwise affected by the issuance of the shares of our common stock contemplated by this offering.

William Penn is a community-focused financial institution headquartered in Bristol, Pennsylvania and operating in Pennsylvania and New Jersey. It offers a full range of financial services to individuals and businesses in the communities that it services. These services include residential mortgage loans, commercial real estate loans, commercial non-residential real estate loans, multi-family residential loans, home equity loans and lines of credit, residential construction, commercial business, commercial construction, land and consumer loans, and deposit account services.

Mid Penn anticipates that the Merger will:

•	Afford Mid Penn a stronger competitive position in a marketplace where relatively greater size and scale may become increasingly more important factors for financial performance and success;

•	Provide opportunities to accelerate loan growth, as well as opportunities to enhance non-interest income growth by expanding Mid Penn’s insurance, wealth management, and mortgage banking activities;

•	Lead to meaningful earnings per share accretion and reasonable tangible book value earnback;

•	Result in operating efficiencies, cost savings and opportunities for revenue enhancements of the combined company; and

•	Result in stronger overall capital and liquidity, positioning the combined company for continued growth.

The statements regarding earnings per share accretion and tangible book value earnback above are based on consensus estimates through 2026 and assume 9% annual net income growth thereafter for both Mid Penn and William Penn. The statements set forth above assume: (i) completion of the Merger and (ii) consummation of the offering of the Company’s common stock contemplated by this prospectus supplement (assuming a base offering of 2,375,000 and full exercise of the underwriters’ option to purchase an additional 15% of the base offering.)

They further assume the accuracy of the following assumptions and estimates: (i) cost savings of approximately 45% of William Penn’s 2024 noninterest expense, 80% realized in the second half of 2025 and 100% thereafter; (ii) $11.7 million in after-tax Merger charges; (iii) 2.5% core deposit intangible, or $11.1 million, amortized over 10 years applying sum of the years’ digits; (iv) gross credit mark of $4.6 million with 20% allocated to purchased credit deteriorated (“PCD”) loans established at close and 80% allocated to non-PCD loans established through provision following close; (v) accretable loan interest rate mark of

$25 million; (vi) after-tax loss of $27.8 million on William Penn held-to-maturity securities and available-for-sale securities; (vii) a declining interest rate scenario aligned with market forecasts and consensus estimates; and (viii) net interest margin improvement from 2.3% at September 30, 2024 to low- to mid- three percent range in 2026.

Consummation of the Merger is subject to the satisfaction of customary closing conditions, including receipt of necessary shareholder and regulatory approvals, and we currently expect the Merger to be completed in the second quarter of 2025. The closing of this offering is not conditioned upon the closing of the Merger and the closing of the Merger is not conditioned upon the closing of this offering.

The summary of selected provisions of the Merger Agreement appearing above is not complete and is qualified in its entirety by the full text of the Merger Agreement, which is included as an exhibit to our Current Report on Form 8-K filed with the SEC on November 1, 2024. We urge you to read the Merger Agreement for a more complete description of the Merger.

Additional Information

Our common stock is quoted on The NASDAQ Global Market, under the symbol “MPB.” On October 31, 2024, the closing price of our common stock was $31.59 per share. Our principal executive offices are located at 2407 Park Drive, Harrisburg, Pennsylvania 17110, and our telephone number is (717) 692-7105. We maintain an Internet website at www.midpennbank.com. The information on our website is not part of this prospectus and the reference to our website address does not constitute incorporation by reference of any information on our website into this prospectus.

THE OFFERING

Issuer	Mid Penn Bancorp, Inc.

Offering Price	$29.50 per share.

Common stock offered	2,375,000 shares (or 2,731,250 shares if the underwriters exercise in full their option to purchase additional shares).

Common stock outstanding after this offering (1)	18,995,174 shares (or 19,351,424 shares if the underwriters exercise in full their option to purchase additional shares).

Net proceeds	We estimate that our net proceeds from this offering (after deducting the underwriting discount and estimated offering expenses payable by us) will be approximately $67 million, (or approximately $77 million if the underwriters exercise in full their option to purchase additional shares).

Use of proceeds	We intend to use the net proceeds to us generated by this offering to support our continued growth, including investments in the Bank to support organic growth, potential redemption of subordinated debt, future strategic transactions and for other general corporate purposes. For additional information, see “Use of Proceeds.”

NASDAQ Global Market symbol	MPB

Lock-up Agreements	We, each of our executive officers, and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities for a period of 90 days from the date of this prospectus supplement without the consent of Stephens Inc. and Piper Sandler & Co. See “Underwriting—Lock-Up Agreements.”

Risk Factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below under the heading “Risk Factors” beginning on page S-5 and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus before you purchase any shares of our common stock.

(1)

The number of shares of common stock outstanding immediately after the closing of this offering is based on 16,697,437 shares of common stock outstanding as of September 30, 2024. Unless otherwise indicated, the number of outstanding shares of common stock presented in this prospectus supplement excludes: 356,250 shares of common stock issuable pursuant to the exercise of the underwriters’ option to purchase additional shares of common stock in this offering, 790,042 shares reserved for issuance under the Company’s various stock plans and approximately 3,922,700 shares anticipated to be issued in the Merger.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, in addition to the information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision to purchase shares of our common stock in this offering. The risks and uncertainties described below and those incorporated by reference into this prospectus supplement and the accompanying base prospectus are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of the risks actually occur, our business, financial condition, liquidity, results of operations and prospects could be materially adversely affected. In that case, the market price of our common stock could decline substantially and you could lose all or a part of your investment.

Risks Related to Our Common Stock and this Offering

We will have broad discretion as to the use of proceeds from this offering; this offering is not conditioned upon the closing of, and we are not required to use the net proceeds therefrom towards costs associated with, the Merger, and our use of those proceeds may not yield a favorable return on your investment.

This offering is not conditioned upon the closing of, and we are not required to use the net proceeds towards the costs associated with, the Merger. Under these circumstances, our board of directors and management will have broad discretion to use the proceeds of this offering in our business for general corporate purposes.

We intend to use the net proceeds generated by this offering to support our continued growth, including investments in the Bank to support organic growth, potential redemption of subordinated debt, future strategic transactions and for other general corporate purposes. We have not, however, identified specific amounts of proceeds for any of these purposes and we will have significant flexibility in determining the amount of net proceeds we apply to different uses and the timing of these applications. Our shareholders may not agree with the manner in which our management chooses to allocate and invest the net proceeds. Our failure to utilize these funds effectively could reduce our profitability. We have not established a timetable for the effective deployment of the proceeds on a long-term basis, and we cannot predict how long we will need to deploy the proceeds effectively. Investing the offering proceeds in securities until we are able to deploy the proceeds will provide lower margins than we generally earn on loans, potentially adversely affecting stockholder returns, including earnings per share, return on assets and return on equity.

The market price of our common stock may fluctuate significantly, and this may make it difficult for investors to resell shares of common stock owned by them at times or at prices they find attractive.

The market price of our common stock as reported on The NASDAQ Global Market is subject to constant change during business trading hours. We expect that the market price of our common stock will continue to fluctuate and there can be no assurance about the stability or trend of market prices for our common stock. Our stock price may fluctuate significantly as a result of a variety of factors, including the Merger, many of which are beyond our control. These factors include those described elsewhere in this entire “Risk Factors” section, in this prospectus, and our other filings with the SEC. Stock price volatility, particularly with a stock like ours with lower trading volumes than larger financial services companies, may make it difficult for investors to resell their Mid Penn common stock when they want and at times or prices that they find attractive.

General market fluctuations, industry factors and general economic and political conditions and events, such as economic slowdowns or recessions, interest rate changes or credit loss trends, could also cause our stock price to decrease regardless of operating results. Stock price volatility may make it more difficult for you to resell your common stock when you want and at prices you find attractive. Moreover, in the past, securities class action lawsuits have been instituted against some companies following periods of volatility in the market price of securities. We could in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources from our normal business.

The trading volume in our common stock is less than that of other larger financial services companies.

Our common stock is listed for trading on The NASDAQ Global Market; however, the trading volume in our common stock is less than that of other larger financial services companies. A public trading market having the desired characteristics of depth, liquidity and orderliness depends on the presence in the marketplace of willing buyers and sellers of our common stock at any given time. This presence depends on the individual decisions of investors and general economic and market conditions over which we have no control. Given the generally lower trading volume of our common stock, significant sales of our common stock, or the expectation of these sales, could cause our stock price to fall.

We may need to, or be required to, raise additional capital in the future, and capital may not be available when needed and on terms favorable to current stockholders.

Federal banking regulators require the Company and the Bank to maintain adequate levels of capital to support their operations. These capital levels are determined and dictated by law, regulation, and banking regulatory agencies. In addition, capital levels are also determined by our management and board of directors, based on capital levels that they believe are necessary to support our business operations.

To the extent we raise additional capital by issuing additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock, it would likely dilute the ownership interests of current investors and could dilute the per share book value and earnings per share of our common stock. Furthermore, a capital raise through issuance of additional shares may have an adverse impact on our stock price. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights, preferences and privileges senior to our current common stockholders, which may adversely impact our current common stockholders. Holders of our common stock are not entitled to preemptive rights or other protections against dilution.

As discussed elsewhere in this prospectus supplement, in connection with the closing of the Merger, each share of William Penn common stock issued and outstanding will be converted into the right to receive 0.426 shares of Mid Penn common stock. Mid Penn will also assume all outstanding options to acquire William Penn shares pursuant to their terms. As of September 30, 2024, William Penn had approximately 9,218,459 shares of common stock and 1,264,000 options outstanding. The issuance of our common stock in connection with the closing of the Merger and the issuance of our common stock upon the exercise of options assumed in the Merger will dilute your percentage ownership of Mid Penn.

Our ability to raise additional capital will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we cannot be certain of our ability to raise additional capital on acceptable terms and acceptable time frames or to raise additional capital at all. If we cannot raise additional capital in sufficient amounts when needed, our ability to comply with regulatory capital requirements could be materially impaired. In addition, if capital is not available when we need it on favorable terms or at all, we may have to issue common stock or other securities on less desirable terms or reduce our rate of growth until market conditions become more favorable. Any such events could have a material adverse effect on our business, financial condition and results of operations.

Offerings of debt, which would be senior to our common stock upon liquidation, and/or preferred equity securities which may be senior to our common stock for purposes of dividend distributions or upon liquidation, may adversely affect the market price of our common stock.

We may attempt to increase our capital resources if the Company’s or the Bank’s capital ratios fall below the required minimums. The Company or the Bank could be required to raise additional capital by making additional offerings of debt or preferred equity securities, including medium-term notes, senior or subordinated notes and preferred stock. If a future liquidation of Mid Penn occurs, holders of debt securities and shares of preferred stock and lenders with respect to other borrowings are likely to receive distributions of available assets prior to the holders of our common stock.

Also, our board of directors is authorized to issue one or more classes or series of preferred stock from time to time without any action on the part of the shareholders. The board of directors also has the power, without shareholder approval, to set the terms of any such classes or series of preferred stock that may be issued, including voting rights, dividend rights, and preferences over common stock with respect to dividends or upon our dissolution, winding up and liquidation and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution or winding up, or if preferred stock is issued with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.

Our common stock is equity and is therefore subordinate to our existing subordinated debt and future indebtedness and any preferred stock we may issue in the future.

Shares of common stock are equity interests and do not constitute indebtedness. As such, shares of our common stock will rank junior to all of our indebtedness, including our outstanding subordinated notes, which had an aggregate outstanding principal amount of $45.89 million on September 30, 2024, and to other non-equity claims against us and our assets available to satisfy claims against us, including in our liquidation. Additionally, holders of our common stock are subject to the prior dividend and liquidation rights of holders of any outstanding preferred stock. While we have no preferred stock currently outstanding, our board of directors is authorized to issue classes or series of preferred stock without any action on the part of the holders of our common stock, and we are permitted to incur additional debt. Upon liquidation, lenders and holders of our debt securities and preferred stock would receive distributions of our available assets prior to holders of our common stock.

Our ability to pay dividends on our common stock, and principal and interest on our subordinated notes, depends primarily on dividends from our banking subsidiary, which is subject to regulatory limits.

Mid Penn is a bank holding company and its operations are conducted primarily by its banking subsidiary. Our ability to pay dividends on our common stock, and principal and interest on our subordinated notes, depends on our receipt of dividends from the Bank. Dividend payments from the Bank are subject to legal and regulatory limitations, generally based on net profits and retained earnings, imposed by the respective regulatory agencies that supervise the Bank. The ability of the Bank to pay dividends is also subject to profitability, financial condition, liquidity, and capital management limits. There is no assurance that the Bank or other subsidiaries will be able to pay dividends, or that Mid Penn itself will generate adequate cash flow to pay dividends in the future. Our ability to pay dividends on our common stock, or the amount of any dividends paid, could have a material adverse effect on the market price of our common stock.

Our common stock is not insured by any governmental entity.

Although Mid Penn and the Bank are regulated by governmental agencies, our common stock is not a deposit account or other obligation of the Bank or any other bank and, therefore, is not insured against loss by the FDIC, any other deposit insurance fund, any other governmental entity or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described elsewhere in this “Risk Factors” section, in this prospectus, and our other filings with the SEC. Our common stock is also subject to the same market forces that affect the price of common stock in any other publicly traded company. As a result, investors who acquire our common stock may lose some or all of their investment.

Pennsylvania Business Corporation Law and various anti-takeover provisions under our articles of incorporation and bylaws could impede the takeover of Mid Penn.

Various Pennsylvania laws affecting business corporations may have the effect of discouraging offers to acquire Mid Penn, even if the acquisition would be advantageous to shareholders. In addition, we have various anti-takeover measures in place under our articles of incorporation and bylaws, including a supermajority vote requirement for mergers, the staggered election of our board of directors, and the absence of cumulative voting. Any one or more of these laws or measures may impede the takeover of Mid Penn and may prevent our shareholders from taking part in a transaction in which they could realize a premium over the current market price of our common stock.

Risks Related to the Merger

Failure to complete the Merger could negatively affect our market price, future business and financial results.

Although we anticipate closing the Merger in the second quarter of 2025, we cannot guarantee when, or whether, the Merger will be completed. If the Merger is not completed for any reason, we will be subject to a number of material risks, including the following:

•

Costs related to the Merger, such as legal, accounting and financial advisory fees, and, in specific circumstances, additional reimbursement and termination fees, must be paid even if the Merger is not completed.

•	Declines in our market price to the extent that the current market price of our common stock already reflects a market assumption that the Merger will be completed.

•

The diversion of management’s attention from the day-to-day business operations and the potential disruption to each company’s employees and business relationships during the period before the completion of the Merger may make it difficult to regain financial and market positions if the Merger does not occur.

•	Becoming subject to litigation related to any failure to complete the Merger.

Regulatory waivers and approvals may not be received or may be received and subsequently expire, be revoked or be amended to impose conditions that are not presently anticipated or cannot be met.

Before the transactions contemplated in the Merger Agreement, including the Merger, may be completed, various waivers, approvals or consents must be obtained from various bank regulatory and other authorities, including the Board of Governors of the Federal Reserve System, the FDIC, and the Pennsylvania Department of Banking and Securities. In determining whether to grant these approvals, regulatory authorities consider a variety of factors, including the regulatory standing of each party. These approvals could be delayed or not obtained at all, including due to any or all of the following: an adverse development in any party’s regulatory standing or any other factors considered by regulators in granting such approvals; governmental, political, or community group inquiries, investigations or opposition; or changes in legislation or the political or regulatory environment generally, including as a result of changes of the U.S. executive administration, or Congressional leadership and regulatory agency leadership.

Even if the approvals are granted, they may impose terms and conditions, limitations, obligations or costs, or place restrictions on the conduct of the combined company’s business or require changes to the terms of the transactions contemplated by the Merger Agreement. There can be no assurance that regulators will not impose any such conditions, limitations, obligations, or restrictions or that such conditions, limitations, obligations, or restrictions will not have the effect of delaying the completion of any of the transactions contemplated by the Merger Agreement, imposing additional material costs on or materially limiting the revenues of the combined company following the Merger or otherwise reduce the anticipated benefits of the Merger if the Merger were completed successfully within the expected timeframe. In addition, there can be no assurance that any such conditions, limitations, obligations, or restrictions will not result in the delay or abandonment of the Merger. The completion of the Merger is conditioned on the receipt of the requisite regulatory approvals without the imposition of any materially burdensome regulatory condition and the expiration of all statutory waiting periods. Additionally, the completion of the Merger is conditioned on the absence of certain orders, injunctions, or decrees issued by any court or any governmental entity of competent jurisdiction that would prevent, prohibit, or make illegal the completion of the Merger or any of the other transactions contemplated by the Merger Agreement.

Despite the parties’ expected commitment to use their reasonable best efforts to respond to any request for information and resolve any objection that may be asserted by any governmental entity with respect to the Merger Agreement, neither party is required under the terms of the Merger Agreement to take any action, commit to take any action, or agree to any condition or restriction in connection with obtaining these approvals, that would reasonably be expected to have a material adverse effect on the combined company and its subsidiaries, taken as a whole, after giving effect to the proposed Merger.

Further, such approvals are subject to expiration if the transaction is not consummated within the time period provided in the approval.

Combining Mid Penn and William Penn may be more difficult, costly or time consuming than expected, and we may fail to realize the anticipated benefits of the Merger.

The success of the Merger will depend on, among other things, our ability to integrate William Penn into our business in a manner that facilitates growth opportunities and achieves the anticipated benefits of the Merger, including those described under “Summary—Recent Developments—William Penn Transaction.” If we are not able to successfully achieve these objectives, the anticipated benefits of the Merger may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost and savings and anticipated benefits of the Merger could be less than anticipated, and integration may result in additional unforeseen expenses.

Litigation relating to the Merger could require us to incur significant costs and suffer management distraction, as well as delay and/or enjoin the Merger.

Neither William Penn nor Mid Penn is currently able to predict the outcome of any suit arising out of or relating to the proposed transaction that may be filed in the future. If any letters or complaints are filed, absent allegations that are material, William Penn and Mid Penn will not necessarily announce such filings.

William Penn and Mid Penn could be subject to demands or litigation related to the Merger, whether or not the Merger is consummated. Such actions may create additional uncertainty relating to the Merger, and responding to such demands and defending such actions may be costly and distracting to management. Although there can be no assurance as to the ultimate outcomes of any demand or any subsequent litigation, we do not believe that the resolution of such demands or any subsequent litigation will have a material adverse effect on our financial position, results of operations or cash flow.

We and William Penn will be subject to various uncertainties while the Merger is pending that could adversely affect our financial results or the anticipated benefits of the Merger.

Uncertainty about the effect of the Merger on counterparties to contracts, employees and other parties may have an adverse effect on us or the anticipated benefits of the Merger. These uncertainties could cause contract counterparties and others who deal with us or William Penn to seek to change existing business relationships with us or William Penn, and may impair our or William Penn’s ability to attract, retain and motivate key personnel until the Merger is completed and for a period of time thereafter. Employee retention and recruitment may be particularly challenging prior to the completion of the Merger, as our employees and prospective employees, and the employees and prospective employees of William Penn, may experience uncertainty about their future roles with us following the Merger.

The pursuit of the Merger and the preparation for the integration of the two companies may place a significant burden on management and internal resources. Any significant diversion of management attention away from ongoing business and any difficulties encountered in the transition and integration process could affect our financial results prior to and/or following the completion of the Merger and could limit us from pursuing attractive business opportunities and making other changes to our business prior to completion of the Merger or termination of the Merger Agreement.

William Penn may have liabilities that are not known to us.

In connection with the Merger, we will assume all of William Penn’s liabilities by operation of law. There may be liabilities that we failed or were unable to discover in the course of performing due diligence investigations into William Penn, or we may not have correctly assessed the significance of certain liabilities of William Penn identified in the course of our due diligence. Any such liabilities, individually or in the aggregate, could have an adverse effect on our business, financial condition, and results of operations.

We expect to incur substantial transaction costs in connection with the Merger.

We expect to incur a significant amount of non-recurring expenses in connection with the Merger, including legal, accounting, consulting and other expenses. In general, these expenses are payable by us whether or not the Merger is completed. Additional unanticipated costs may be incurred following consummation of the Merger in the course of the integration of our businesses and the business of William Penn. We cannot be certain that the elimination of duplicative costs or the realization of other efficiencies related to the integration of the two businesses will offset the transaction and integration costs in the near term, or at all.

The unaudited pro forma financial information in this prospectus supplement is presented for illustrative purposes only and does not purport to be indicative of our financial condition or results of operations following the completion of the Merger.

The unaudited pro forma financial information in this prospectus supplement is presented for illustrative purposes only, is based on various adjustments, assumptions and preliminary estimates and may not be an indication of our financial condition or results of operations following the consummation of the offering made pursuant to this prospectus supplement or the Merger for several reasons. Our actual financial condition and results of operations following the consummation of the offering made pursuant to this prospectus supplement and the Merger may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the consummation of the offering made pursuant to this prospectus supplement and the Merger. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recent combined companies.

The Merger may be completed on different terms from those contained in the Merger Agreement.

Prior to the completion of the Merger, we and William Penn may, by mutual agreement, amend or alter the terms of the Merger Agreement, including with respect to, among other things, the Merger consideration or any covenants or agreements with respect to the parties’ respective operations during the pendency of the Merger Agreement. Any such amendments or alterations may have negative consequences to us.

The Merger will not be completed unless important conditions are satisfied or waived, including approval of the Merger Agreement by our shareholders and William Penn’s shareholders.

Specified conditions set forth in the Merger Agreement must be satisfied or waived to complete the Merger. If the conditions are not satisfied or, subject to applicable law, waived, the Merger will not occur or will be delayed and each of William Penn and us may lose some or all of the intended benefits of the Merger.

Risks Related to Our Primary Business and Industry

For risks associated with our primary business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

The net proceeds, after underwriting discounts, to us from the sale of the shares of common stock offered hereby will be approximately $67 million (or approximately $77 million if the underwriters exercise in full their option to purchase additional shares).

We intend to use the net proceeds to us generated by this offering to support our continued growth, including investments in the Bank to support organic growth, potential redemption of subordinated debt, future strategic transactions and for other general corporate purposes. Our management will have broad discretion in the use of the net proceeds from the sale of common stock. Pending the use of the net proceeds of this offering as described above (or for other purposes), we may invest such proceeds in short-term, investment grade, interest-bearing securities.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024:

•	on an actual basis;

•	on a pro forma basis giving effect to the Merger as if it had occurred on September 30, 2024; and

•

on an as adjusted basis after giving effect to our sale and issuance of 2,375,000 shares of common stock in this offering at a public offering price of $29.50 per share and our receipt of $67 million in estimated net proceeds from this offering after deducting the underwriting discount and estimated offering expenses of this offering and assuming the underwriters do not exercise their option to purchase additional shares.

You should read the information in this table in conjunction with the “Use of Proceeds” included in this prospectus supplement, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes to those statements that are included in our Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated by reference into this prospectus supplement and the accompanying base prospectus. The “Unaudited Pro Forma Condensed Combined Financial Data” included in this prospectus supplement for the Merger includes estimated adjustments, including adjustments to record assets and liabilities of William Penn at their respective fair values, and represents preliminary pro forma estimates by the Company and William Penn. For further information, see “Summary—Recent Developments—William Penn Transaction” beginning on page S-1 of this prospectus supplement and the Current Report on Form 8-K filed by the Company with the SEC on November 1, 2024 that is incorporated by reference in this prospectus supplement.

	September 30, 2024
	Actual	As Adjusted for this Offering	As Adjusted for Both the Merger and this Offering
	(In thousands, except per share data)

Long-term Indebtedness
Subordinated debt	45,894	45,894	45,894

Shareholders’ Equity:
Preferred stock, par value $1.00 per share; 10,000,000 shares authorized; none issued and outstanding.	—	—	—

Common stock, par value $1.00 per share; 40,000,000 shares authorized; 17,060,896 issued and 16,620,174 at September 30, 2024 outstanding (actual), and 19,435,896 shares issued and 18,995,174 outstanding at offering at September 30, 2024 (as adjusted), and 23,362,959 shares issued and 22,922,237 outstanding at both the Merger and offering at September 30, 2024 (as adjusted)	17,061	19,436	23,363
Additional paid-in capital	406,922	471,547	583,468
Retained earnings	172,234	172,234	172,234
Accumulated other comprehensive loss	(13,116)	(13,116)	(13,116)

Treasury stock, at cost; 440,722 shares at September 30, 2024	(10,042)	(10,042)	(10,042)

Total Shareholders’ Equity	573,059	640,059	755,907

Book value per common share	34.48	33.70	32.98

The Capitalization table above includes unaudited preliminary financial results of the Company and William Penn as of and for the periods indicated. These unaudited preliminary financial results have been prepared by, and are the responsibility of, the respective management teams. Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 will include our unaudited financial statements for the three and nine months ended September 30, 2024, including the footnote disclosures associated with our results, as well as management’s discussion and analysis of financial condition and results of operations. William Penn’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 will include William Penn’s unaudited financial statements for the three months ended September 30, 2024, including the footnote disclosures associated with William Penn’s results, as well as management’s discussion and analysis of financial condition and results of operations.

Our unaudited financial statements for the three and nine months ended September 30, 2024 and William Penn’s unaudited financial statements for the three months ended September 30, 2024 will not be available until after this offering is completed and, consequently, will not be available to you before your investment decision with respect to this offering. Preparation of our and William Penn’s Quarterly Reports on Form 10-Q for the quarter ended September 30, 2024 could result in changes to the unaudited preliminary financial results presented above.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Mid Penn is providing the following unaudited pro forma condensed combined financial data to aid investors in their analysis of the financial aspects of the proposed Merger and the $70 million offering of common stock at a price of $31.09 per share as of October 25, 2024 (which was the latest practical trading date for purposes of preparing this presentation), as well as the full exercise of a 15% over-allotment option granted to the underwriters, and does not reflect the final pricing terms of the offering described in this prospectus. See “Prospectus Supplement Summary” and “Capitalization.”

The unaudited pro forma combined condensed consolidated financial information has been prepared using the acquisition method of accounting under the provisions of the Financial Accounting Standards Board Accounting Standards Codification 805, “Business Combinations”, giving effect to the proposed Merger of William Penn with and into Mid Penn, with Mid Penn as the surviving corporation. Under this method, William Penn assets and liabilities as of the date of the acquisition will be recorded at their respective fair values and added to those of Mid Penn. Any difference between the purchase price for William Penn and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. The goodwill resulting from the acquisition will not be amortized to expense, but instead will be reviewed for impairment at least annually. Any core deposit intangible and other intangible assets with estimated useful lives to be recorded by Mid Penn in connection with the acquisition will be amortized to expense over such intangible asset’s estimated useful life. The financial statements of Mid Penn issued after the acquisition will reflect the results attributable to the acquired operations of William Penn beginning on the date of completion of the acquisition.

The following unaudited pro forma condensed combined financial information and accompanying notes are based on and should be read in conjunction with the following historical financial statements and accompanying notes, which are incorporated by reference into this filing:

•

the historical unaudited consolidated financial statements of Mid Penn as of and for the six months ended June 30, 2024 (included in Mid Penn’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2024), and the historical audited consolidated financial statements of Mid Penn as of and for the year ended December 31, 2023 (included in Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2023); and

•

the historical audited consolidated financial statements of William Penn as of and for the twelve months ended June 30, 2024 (included in William Penn’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024), and the historical audited consolidated financial statements of William Penn as of and for the year ended June 30, 2023 (included in William Penn’s Annual Report on Form 10-K for the year ended June 30, 2023).

The unaudited pro forma condensed combined financial information is provided for illustrative information purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Merger been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma combined condensed financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Information, which requires the depiction of the accounting for the transaction, which we refer to as transaction accounting adjustments. Regulation S-X also allows for management adjustments that could include presentation of the reasonably estimable cost savings and revenue enhancements and other transaction effects that have occurred or are reasonably expected to occur. Mid Penn has elected not to present management’s adjustments and will only be presenting transaction accounting adjustments in the following unaudited pro forma condensed combined financial information.

The following unaudited pro forma combined consolidated balance sheet as of June 30, 2024, combines the unaudited consolidated balance sheet of Mid Penn of June 30, 2024, with the audited statement of financial condition of William Penn as of June 30, 2024, giving effect to the transaction and the common stock offering described in this prospectus as if it had been consummated on June 30, 2024. The unaudited pro forma condensed combined statements of income for the six months ended June 30, 2024, combines the unaudited consolidated statements of income of Mid Penn for the six months ended June 30, 2024, with the unaudited consolidated statement of income of William Penn for the six months ended June 30, 2024, giving effect to the transaction and the common stock offering described in this prospectus as if it had been consummated on January 1, 2023. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2023 combines the audited consolidated statements of income of Mid Penn for the year ended December 31, 2023 with the audited consolidated statements of income of William Penn for the year ended December 31, 2023, giving effect to the transaction and the common stock offering described in this prospectus as if it had been consummated on January 1, 2023. The unaudited pro forma financial statements assume a $70 million offering of common stock at a price of $31.09 per share as of October 25, 2024 (which was the latest practical trading date for purposes of preparing this presentation), as well as the full exercise of a 15% over-allotment option granted to the underwriters in the offering. Certain reclassification adjustments have been made to William Penn’ financial statements to conform to Mid Penn’s financial statement presentation.

Mid Penn and William Penn have different fiscal years. William Penn’s fiscal year ends on June 30 of each year and Mid Penn’s fiscal year ends on December 31 of each year. As the fiscal years differ by more than 93 days, pursuant to SEC rules, William Penn’s financial information was adjusted for the purpose of preparing the unaudited pro forma condensed statements of income. The historical income statement information of William Penn used in the unaudited pro forma condensed combined statements of income for the year ended December 31, 2023 was prepared by taking the audited condensed combined income statement for the year ended June 30, 2024, subtracting the unaudited condensed combined income statement for the six months ended June 30, 2024 and adding the unaudited condensed combined income statement for the six months ended June 30, 2023. The historical financial statement information of William Penn used in the unaudited pro forma condensed combined statements of income for the six months ended June 30, 2024 was prepared by taking the audited condensed combined income statement for the twelve months ended June 30, 2024 and subtracting the unaudited condensed combined income statement for the six months ended December 31, 2023.

The unaudited pro forma condensed consolidated financial statements were prepared with Mid Penn as the accounting acquirer and William Penn as the accounting acquiree under the acquisition method of accounting. Accordingly, the consideration paid by Mid Penn to complete the acquisition of William Penn will be allocated to William Penn’ assets and liabilities based upon their estimated fair values as of the date of completion of the acquisition. The allocation is dependent upon certain valuations and other studies that have not been finalized at this time; however, preliminary significant valuations based on the fair value of the acquired assets and liabilities have been estimated and included in the unaudited condensed pro forma financial statements.

The final allocation of the purchase price will be determined after the Merger is completed and after completion of thorough analyses to determine the fair value of William Penn’s tangible and identifiable intangible assets and liabilities as of the closing date. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the unaudited pro forma combined condensed consolidated financial information may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact Mid Penn’s consolidated statements of income due to adjustments in yield and/or amortization of the adjusted assets or liabilities. Any changes to William Penn’s shareholders’ equity, including results of operations from June 30, 2024, through the closing date will also change the purchase price allocation, which may include the recording of a lower or higher amount of goodwill. The final adjustments may be materially different from the transaction accounting adjustments presented herein.

The pro forma statements of income and per share data information does not include anticipated cost savings or revenue enhancements. Mid Penn and William Penn are currently in the process of assessing the two companies’ personnel, benefits plans, premises, equipment, computer systems and service contracts to determine where the companies may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve canceling contracts between either

William Penn or Mid Penn and certain service providers. There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all.

The pro forma combined basic and diluted earnings per share of Mid Penn common stock is based on the pro forma combined net income per common share for William Penn and Mid Penn divided by the pro forma basic or diluted common shares of the combined entities for the periods presented on such statements of income. The pro forma information includes adjustments related to the fair value of assets and liabilities of William Penn and is subject to adjustment as additional information becomes available and as final merger date analyses are performed. The pro forma combined balance sheet and book value per share data includes the impact of Merger related expenses on the balance sheet with Mid Penn’s after-tax estimated charges of $9.3 million, illustrated as an adjustment to statements of income, retained earnings and to accrued other liabilities. The pro forma combined book value per share of Mid Penn common stock is based on the pro forma combined common stockholders’ equity of William Penn and Mid Penn divided by total pro forma common shares of the combined entities.

The unaudited pro forma data are qualified by the statements set forth under this caption and should not be considered indicative of the market value of Mid Penn common stock or the actual or future results of operations of Mid Penn for any period. Actual results may be materially different than the pro forma information presented.

Mid Penn Bancorp, Inc.

Unaudited Combined Pro Forma Balance Sheets as of June 30, 2024

($ In thousands, except per share data)

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined after Management Adjustments
Assets
Cash and due from banks	$36,948	$6,539	$—		$43,487	$—		$43,487
Interest-bearing balances with other financial institutions	25,585	12,070	—		37,655	76,475	(12)	114,130
Federal funds sold	43,193	1,589	—		44,782	—		44,782

Total cash and cash equivalents	105,726	20,198	—		125,924	76,475		202,399
Investment securities:
Investment securities held to maturity, at amortized cost	393,320	93,056	(16,229	) (3)	470,147	—		470,147
Investment securities available for sale, at fair value	207,936	150,855	—		358,791	—		358,791
Equity securities available for sale, at fair value	427	2,016	—		2,443	—		2,443
Loans held for sale	8,420	—	—		8,420	—		8,420
Loans and leases, net of unearned interest	4,364,561	473,561	(28,766	) (4)	4,809,356	—		4,809,356
Less: Allowance for loan and lease losses	(35,288)	(2,989)	(1,658	) (5)	(39,935)	—		(39,935)

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined after Management Adjustments
Net loans and leases	4,329,273	470,572	(30,424)		4,769,421	—		4,769,421
Bank premises and equipment, net	34,344	7,186	1,332	(6)	42,862	—		42,862
Operating lease right of use asset	7,925	8,300	—		16,225	—		16,225
Finance lease right of use asset	2,638	—	—		2,638	—		2,638
Cash surrender value of life insurance	53,298	41,819	—		95,117	—		95,117
Restricted investment in bank stocks	13,930	3,062	—		16,992	—		16,992
Accrued interest receivable	27,381	2,886	—		30,267	—		30,267
Deferred income taxes	24,520	9,586	9,829	(7)	43,935	—		43,935
Goodwill	127,031	4,858	18,166	(1)	150,055	—		150,055
Core deposit and other intangibles, net	5,626	356	10,792	(8)	16,774	—		16,774
Foreclosed assets held for sale	441	—	—		441	—		441
Other assets	49,513	3,997	—		53,510	—		53,510

Total Assets	$5,391,749	$818,747	$(6,534)		$6,203,962	$76,475		$6,280,437

Liabilities and Stockholders’ Equity
Deposits:
Noninterest-bearing demand	$766,014	$64,627	$—		$830,641	$—		$830,641
Interest-bearing transaction accounts	2,194,948	391,522	—		2,586,470	—		2,586,470

Time	1,536,049	173,661	(1,138	) (9)	1,708,572	—		1,708,572

Total Deposits	4,497,011	629,810	(1,138)		5,125,683	—		5,125,683
Borrowings	223,827	50,891	—		274,718	—		274,718
Subordinated debt	46,047	—	—		46,047	—		46,047
Operating lease liability	8,344	8,553	—		16,897	—		16,897
Acccrued interest payable	18,139	71	—		18,210	—		18,210
Other liabilities	38,695	4,821	14,151	(11)	57,667	—		57,667

Total Liabilities	4,832,063	694,146	13,013		5,539,222	—		5,539,222

Shareholders’ equity:
Common stock	17,051	93	3,618	(1)(2)	20,762	2,589	(12)	23,351
Additional paid-in capital	406,544	97,723	15,875	(1)(2)	520,142	73,886	(12)	594,028
Unearned common stock held by employee stock ownership plan	—	(8,789)	8,789	(1)(2)	—	—		—
Retained earnings	163,256	57,587	(69,842	) (2)(5)(11)	151,001	—		151,001
Accumulated other comprehensive income (loss)	(17,123)	(22,013)	22,013	(2)	(17,123)	—		(17,123)

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments	Mid Penn Bancorp, Inc. Pro Forma Combined after Management Adjustments
Treasury stock	(10,042)	—	—		(10,042)	—	(10,042)

Total Shareholders’ Equity	559,686	124,601	(19,547)		664,740	76,475	741,215

Total Liabilities and Shareholders’ Equity	$5,391,749	$818,747	$(6,534)		$6,203,962	$76,475	$6,280,437

Per Share Data
Shares Outstanding	16,580,595	9,343,900	(5,633,075	) (1)	20,291,420	2,404,310	22,695,730
Book Value Per Share	$33.76	$13.34			$32.76		$32.66

Unaudited Pro Forma Combined Statements of Income for six months ended June 30, 2024

($ In Thousands, Except Per Share Data)

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments
Interest Income
Loans, including fees	$129,332	$12,796	$3,126	(4)	$145,254	$—		$145,254
Investment securities	8,930	3,277	5,335	(3)	17,542	—		17,542
Other interest-bearing balances	750	378	—		1,128	1,816	(12)	2,944

Federal funds sold	418	—	—		418	—		418

Total Interest Income	139,430	16,451	8,461		164,342	1,816		166,158
Interest Expense
Deposits	54,795	6,522	192	(9)	61,509	—		61,509
Borrowings	9,413	1,763	221	(10)	11,397	—		11,397

Total Interest Expense	64,208	8,285	413		72,906	—		72,906

Net Interest Income	75,222	8,166	8,048		91,436	1,816		93,252
Provision for credit losses - loans	1,163	(613)	—		550	—		550
(Benefit)/Provision for credit losses CCL	(496)	(23)	—		(519)	—		(519)

Net Interest Income after Provision for Credit Losses	74,555	8,802	8,048		91,405	1,816		93,221

Noninterest Income
Fiduciary and wealth management	2,261	—	—		2,261	—		2,261
ATM debit card interchange	1,918	203	—		2,121	—		2,121
Service charges on deposits	1,048	240	—		1,491	—		1,491
Mortgage banking	1,052	—	—		1,052	—		1,052
Mortgage hedging	—	—	—		—	—		—

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments
Net gain on sales of SBA loans	181	—	—		181	—		181
Earnings from cash surrender value of life insurance	585	640	—		1,225	—		1,225
Other income	4,121	279	—		4,197	—		4,197

Total Noninterest Income	11,166	1,362	—		12,528	—		12,528

Noninterest Expenses
Salaries and employee benefits	30,995	5,982	—		36,977	—		36,977
Software licensing and utilization	4,328	1,034	—		5,362	—		5,362
Occupancy, net	3,843	1,420	17	(6)	5,280	—		5,280
Equipment	2,509	72	—		2,581	—		2,581
Shares tax	1,121	—	—		1,121	—		1,121
Legal and professional fees	1,687	439	—		2,126	—		2,126
ATM /card processing	1,044	46			1,090			1,090
Intangible amortization	853	81	877	(8)	1,811	—		1,811
FDIC Assessment	2,177	175	—		2,352	—		2,352
Loss/(Gain) on sale of foreclosed assets, net	42	4	—		46	—		46
Merger and acquisition	—	—	—		—	—		—
Post acquisition restructuring	—	—	—		—	—		—
Other expenses	8,145	1,308	—		9,453	—		9,453

Total Noninterest Expenses	56,744	10,561	894		68,199	—		68,199

Income before Provision for Income Taxes	28,977	(397)	7,154		35,734	1,816		37,550
Provision for income tax expense	5,073	(375)	1,502	(7)	6,200	381	(12)	6,581

Net Income Available for Common Shareholders	$23,904	$(22)	$5,652		$29,534	$1,435		$30,969

Per Common Share Data:
Basic Earnings per Common share	$1.44	$(0.00)	—		1.46	—		1.37
Diluted Earnings per Common Share	$1.44	$(0.00)	—		1.45	—		1.36
Weighted-Average basic shares outstanding	16,572,102	8,272,581	(4,561,756	) (1)	20,282,927	2,404,310	(12)	22,687,237
Weighted-Average diluted shares outstanding	16,608,863	8,328,232	(4,617,407	) (1)	20,319,688	2,404,310	(12)	22,723,998

Unaudited Pro Forma Combined Income Statement for twelve months ended December 31, 2023

($ In Thousands, Except Per Share Data)

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined after Management Adjustments
Interest and Dividend Income
Loans, including fees	$218,060	$24,312	$7,324	(4)	$249,696	$—		$249,696
Investment securities	17,545	6,827	12,805	(3)	37,177	—		37,177
Other interest-bearing balances	361	678	—		1,039	3,633	(12)	4,672
Federal funds sold	373	—	—		373	—		373

Total Interest and Dividend Income	236,339	31,817	20,129		288,285	3,633		291,918

Interest Expense
Deposits	79,295	9,923	569	(9)	89,787	—		89,787
Borrowings	10,071	2,145	443	(10)	12,659	—		12,659

Total Interest Expense	89,366	12,068	1,012		102,446	—		102,446

Net Interest Income	146,973	19,749	19,117		185,839	3,633		189,472
Provision for credit losses—loans	3,295	30	3,718	(5)	7,043	—		7,043
(Benefit)/Provision for credit losses CCL	—	(45)	—		(45)	—		(45)

Net Interest Income after Provision for Credit Losses	143,678	19,764	15,399		178,841	3,633		182,474

Noninterest Income
Fiduciary and wealth management	5,059	—	—		5,059	—		5,059
ATM debit card interchange	4,019	433	—		4,452	—		4,452
Service charges on deposits	1,943	430	—		2,373	—		2,373
Mortgage banking	1,353	—	—		1,353	—		1,353
Mortgage hedging	324	—	—		324	—		324
Net gain on sales of SBA loans	571	—	—		571	—		571
Earnings from cash surrender value of life insurance	1,112	1,162	—		2,274	—		2,274
Net gain on sales of investment securities	—	85	—		85	—		85
Other income	5,627	134	—		5,761	—		5,761

Total Noninterest Income	20,008	2,244	—		22,252	—		22,252

Noninterest Expenses
Salaries and employee benefits	59,345	12,118	—		71,463	—		71,463
Software licensing and utilization	7,927	1,931	—		9,858	—		9,858

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Transaction Accounting Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined before Management Adjustments	Management Adjustments		Mid Penn Bancorp, Inc. Pro Forma Combined after Management Adjustments
Occupancy, net	7,349	2,867	34	(6)	10,250	—		10,250
Equipment	5,121	184	—		5,305	—		5,305
Shares tax	2,713	—	—		2,713	—		2,713
Legal and professional fees	2,945	787	—		3,732	—		3,732
ATM /card processing	2,108	104	—		2,212	—		2,212
Intangible amortization	1,780	178	1,956	(8)	3,914	—		3,914
FDIC Assessment	3,500	361	—		3,861	—		3,861
Loss/(Gain) on sale of foreclosed assets, net	(144)	—	—		(144)	—		(144)
Merger and acquisition	5,544	—	11,502	(11)	17,046	—		17,046
Post acquisition restructuring	2,952	—	—		2,952	—		2,952
Other expenses	17,852	2,607	—		20,459	—		20,459

Total Noninterest Expense	118,992	21,137	13,492		153,621	—		153,621

Income before Provision for Income Taxes	44,694	871	1,907		47,472	3,633		51,105
Provision for income tax expense	7,297	(33)	632	(7)	7,896	763	(12)	8,659

Net Income Available for Common Shareholders	$37,397	$904	$1,275		$39,576	$2,870		$42,446

Per Share Data:
Basic Earnings per Common share	$2.29	$0.09	$—		$1.98	$—		$1.89
Diluted Earnings per Common Share	$2.29	$0.09	$—		$1.97	$—		$1.89
Weighted-Average basic shares outstanding	16,319,006	9,723,078	(6,012,253	) (1)	20,029,831	2,404,310	(12)	22,434,141
Weighted-Average diluted shares outstanding	16,350,963	9,766,144	(6,055,319	) (1)	20,061,788	2,404,310	(12)	22,466,098

Unaudited Pro Forma Per Share Data

For The Six Months Ended June 30, 2024

($ in Thousands, Except Per Share Data)

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Pro Forma Combined	Pro Forma Equivalent William Penn Share (A)
For The Six Months Ended June 30, 2024:
Earnings per share:
Net income per share (Basic)	$1.44	$(0.00)	$1.46	$0.62
Net income per share (Diluted)	$1.44	$(0.00)	$1.45	$0.62
Book Value per common share as of June 30, 2024	$33.76	$13.34	$32.76	$13.96

Unaudited Pro Forma Per Share Data

For The Twelve Months Ended December 31, 2023

($ in Thousands, Except Per Share Data)

	Mid Penn Bancorp, Inc.	William Penn Bancorporation	Pro Forma Combined	Pro Forma Equivalent William Penn Share (A)
For The Twelve Months Ended December 31, 2023:
Earnings per share
Net income per share (Basic)	$2.29	$0.09	$1.89	$0.81
Net income per share (Diluted)	$2.29	$0.09	$1.89	$0.80
Book Value per common share as of December 31, 2023	$31.90	$13.38	$31.51	$13.42

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

TRANSACTION ACCOUNTING ADJUSTMENTS:

(1)

At the closing date of the transaction, each share of William Penn’s common stock issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive 0.426 shares of Mid Penn common stock. In this pro forma analysis and assuming a Mid Penn common stock price of $31.09 as of October 25, 2024 (which was the latest practical trading date for purposes of preparing this presentation) the William Penn merger consideration per common share was assumed to equal $13.24. No fraction of a whole share of Mid Penn common stock shall be issued in connection with the Merger. Pursuant to the Merger Agreement, any former William Penn shareholder who would otherwise be entitled to receive a fraction of a share of Mid Penn common stock shall receive, in lieu thereof, cash , rounded to the nearest cent and without interest, equal to the product of (i) the fraction of a share of Mid Penn Common Stock entitled and (ii) the closing sale price of Mid Penn Common Stock on the fifth (5th) Business Day prior to the Closing Date.

At the closing date of the transaction, each William Penn restricted stock unit (a “William Penn RSU Award”) that is outstanding shall be cancelled and converted automatically into the right to receive the merger consideration payable pursuant to the Merger Agreement, and treating shares of William Penn common stock subject to such William Penn RSU Award in the same manner as all other shares of William Penn common stock for such purposes.

At the closing date of the transaction each option to purchase shares of William Penn common stock (“William Penn Options”) that is outstanding and unexercised shall be converted into Mid Penn options. In this pro forma analysis these William Penn Options were converted into Mid Penn options based on their estimated fair value of $1.9 million.

In connection with William Penn’s second-step conversion offering, completed on March 21, 2021, the William Penn Bank Employee Stock Ownership Plan (“William Penn ESOP”) trustees subscribed for, and intended to purchase, on behalf of the ESOP, 8.00% of the shares of the Company common stock sold in the offering and to fund its stock purchase through a loan from the Company equal to 100% of the aggregate purchase price of the common stock. The second-step conversion offering being oversubscribed in the first tier of subscription priorities, the ESOP trustees were unable to purchase shares of the William Penn’s common stock in the second-step conversion offering. Subsequent to the completion of the second-step conversion on March 24, 2021, the ESOP trustees purchased 881,130 shares, or $10.1 million, of William Penn’s common stock in the open market.

In accordance with the Merger Agreement, the William Penn ESOP shall be terminated immediately prior to the closing date of the transaction (the “ESOP Termination Date”). On the ESOP Termination Date, William Penn shall direct the William Penn ESOP trustee(s) to remit to William Penn a sufficient number of shares of William Penn common stock held by the William Penn ESOP’s unallocated suspense account to William Penn to repay the full outstanding balance of the loan between the William Penn ESOP and William Penn (the “William Penn ESOP Loan”) (and with such William Penn common stock valued on the ESOP Termination Date) and, if after remitting such shares there remains any unpaid amount under the William Penn ESOP Loan, such unpaid amount, including any unpaid but accrued interest, shall be forgiven by William Penn at the closing date of the transaction. All remaining shares of William Penn common stock held by the William Penn ESOP as of the Effective Time shall be converted into the right to receive the merger consideration. In this pro forma analysis it was assumed that the William Penn ESOP Loan had a balance of $8,384,250 and was paid off with the retirement of 633,044 William Penn shares ($8.4 million divided by the William Penn assumed merger consideration per share of $13.24).

At the close of the transaction, all shares of William Penn common stock held in the treasury of William Penn (“Treasury Stock”), prior to the closing of the transaction shall be cancelled, and no payment or distribution shall be made in consideration therefor.

The total estimated purchase price for the purpose of this pro forma financial information is $117.3 million The adjustment for shares outstanding, basic, and diluted weighted average common shares outstanding is an amount to adjust the shares to equal the new common shares issued for the transaction. The following is a summary of the fair value of assets acquired and liabilities assumed resulting in goodwill. Goodwill is created when the purchase price consideration exceeds the fair value of the net assets acquired or a bargain purchase gain results when the current fair value of the net assets acquired exceeds the purchase price consideration. For purposes of this analysis as of June 30, 2024, goodwill of $23.0 million results from the transaction; however, the final purchase accounting analysis will be performed as of the merger date and amounts therein are subject to change based on operations subsequent to June 30, 2024, as additional information becomes available and as additional analyses are performed.

(dollars in thousands, except per share data)
Purchase price
William Penn Bancorporation common shares as of 6/30/2024 settled for stock	9,343,900
ESOP loan balance	8,384,250
Transaction price per share	$13.24

Estimated shares of William Penn Bancorporation Common Stock to pay off ESOP Loan	633,044
William Penn Bancorporation common shares as of 6/30/2024 settled for stock	8,710,856
Exchange ratio	0.4260
Mid Penn Bancorp, Inc. shares to be issued	3,710,825
Price per share of common stock (closing stock price as of October 25, 2024)	$31.09

Purchase price consideration for common stock	$115,370

Purchase Price Consideration - Rollover of Outstanding Options
William Penn Bancorporation stock options outstanding	1,264,000
Transaction price per share	$13.24
Weighted average strike price for options	$11.71

In-the-money value for stock options cashed out	$1.53

Purchase price assigned to stock options rolled over	$1,939

Total purchase price consideration	$117,309

(dollars in thousands)	William Penn Bancorporation Book Value 6/30/2024	Fair Value Adjustments		William Penn Bancorporation Fair Value 6/30/2024
Total purchase price consideration				$117,309
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$18,609	$—		$18,609
Federal funds sold	1,589	—		1,589
Investment securities held to maturity, at amortized cost	93,056	(16,229	) (3)	76,827
Investment securities available for sale, at fair value	150,855			150,855
Equity securities	2,016	—		2,016
Loans gross	473,561	(29,695	) (4)	443,866
Allowance for credit losses	(2,989)	2,989	(5)	—

Loans, net of allowance	470,572	(26,706)		443,866
Bank premises and equipment, net	7,186	1,332	(6)	8,518
Operating lease right of use asset	8,300	—		8,300
Cash surrender value of life insurance	41,819	—		41,819
Restricted investment in bank stocks	3,062	—		3,062
Accrued interest receivable	2,886	—		2,886
Deferred income taxes	9,586	6,864	(7)	16,450
Core deposit intangible	—	11,148	(8)	11,148
Other assets	3,997	—		3,997

Total identifiable assets acquired	813,533	(23,591)		789,942
Deposits
Noninterest-bearing demand	64,627	—		64,627
Interest-bearing transaction accounts	391,522	—		391,522
Time	173,661	(1,138	) (9)	172,523

Total deposits	629,810	(1,138)		628,672
Borrowings	50,891	—		50,891
Operating lease liability	8,553	—		8,553
Accrued interest payable	71	—		71
Other liabilities	4,821	2,649	(10)	7,470

Total liabilities assumed	694,146	1,511		695,657

Total identifiable net assets	119,387	(25,102)		94,285

Goodwill				$23,024

The following table summarizes the determination of the purchase price consideration with a sensitivity analysis assuming a 15% increase and 15% decrease in the price per share of Mid Penn common stock from the October 25, 2024, with its impact on the pro forma goodwill.

(dollars in thousands except per share data)	10/25/2024	15% Increase	15% Decrease
Shares of William Penn Bancorporation common stock	8,710,856	8,710,856	8,710,856
Exchange ratio	0.426	0.426	0.426

Mid Penn Bancorp, Inc. common shares to be issued	3,710,825	3,710,825	3,710,825
Price per share of Mid Penn Bancorp, Inc. common stock	$31.09	$35.75	$26.43

Pro forma consideration for common stock	$115,370	$132,675	$98,064

William Penn Bancorporation stock options outstanding	1,264,000	1,264,000	1,264,000
Transaction price per share	$13.2443	$15.23	$11.26
Weighted average strike price for options	$11.71	$11.71	$11.71

In-the-money value for stock options rolled over	$1.53	$3.52	$(0.45)

Purchase price assigned to stock options rolled over	$1,939	$4,451	$(572)

Total pro forma purchase price consideration	$117,309	$137,126	$97,492

Pro forma goodwill	$23,024	$42,840	$3,207

(2)

Balance sheet adjustments to reflect the reversal of William Penn’s historical equity accounts to additional paid-in capital (“APIC”) and record the purchase price consideration for common stock. The following tables summarize the transaction accounting adjustments for the equity accounts.

		Balance Sheet
		June 30, 2024
Transaction accounting adjustment for common stock
Reversal of William Penn Bancorporation’s common stock		$(93)
Number of shares of Mid Penn Bancorp, Inc. common stock issued	3,710,825
Par value of Mid Penn Bancorp, Inc. common stock	$1.00
Par value of Mid Penn Bancorp, Inc. shares issued for merger		3,711

Total transaction accounting adjustment for common stock		$3,618

		Balance Sheet
		June 30, 2024
Transaction accounting adjustment for common stock
Reversal of William Penn Bancorporation’s common stock		$(93)
Number of shares of MPB common stock issued	3,710,825
Par value of MPB common stock	$1.00
Par value of MPB shares issued for merger		3,711
Total transaction accounting adjustment for common stock		$3,618

Balance Sheet
June 30, 2024
Transaction accounting adjustment for unearned common stock held by employee stock ownership plan
Reversal of William Penn Bancorporation unearned common stock held by employee stock ownership plan	$8,789
Total transaction accounting adjustment for unearned common stock held by employee stock ownership plan	$8,789

	Balance Sheet
(dollars in thousands, except per share data)	June 30, 2024
Transaction accounting adjustment for APIC
Reversal of William Penn Bancorporation common stock to APIC		$93
Reversal of William Penn Bancorporation retained earnings to APIC		57,587
Reversal of William Penn Bancorporation accumulated other comprehensive loss to APIC		(22,013)
Reversal of William Penn Bancorporation unearned common stock held by employee stock ownership plan		(8,789)
Issued and outstanding shares of William Penn Bancorporation common stock	9,343,900
ESOP loan balance	8,384,250
Transaction price per share	$13.24

Estimated shares of William Penn Bancorporation Common Stock to pay off ESOP Loan	633,044
William Penn Bancorporation common shares as of 6/30/2024 settled for stock	8,710,856
Exchange ratio	0.426
Mid Penn Bancorp, Inc. shares to be issued	3,710,825
Purchase price consideration for common stock	$31.09

Purchase price consideration for common stock	115,370

Purchase Price Consideration—Rollover of Outstanding Options
William Penn Bancorporation stock options outstanding	1,264,000
Transaction price per share	$13.24
Weighted average strike price for options	$11.71

In-the-money value for stock options cashed out	$1.53

Purchase price assigned to stock options rolled over	$1,939

Par value of Mid Penn Bancorp, Inc. shares issued for merger at $1.00 per share	$1.00
Less: par value of Mid Penn Bancorp, Inc. common stock	(3,711)

APIC adjustment for Mid Penn Bancorp, Inc. shares issued	$113,598
Less: William Penn Bancorporation common equity	$(124,601)

Net adjustment to APIC for stock consideration		$(11,003)

Total transaction accounting adjustment for APIC		$15,875

Balance Sheet
June 30, 2024
Transaction accounting adjustment for retained earnings
Reversal of William Penn Bancorporation retained earnings	$(57,587)
Mid Penn Bancorp, Inc. merger costs, net of taxes	(9,318)
Provision for credit losses for non-PCD loans, net of taxes	(2,937)

Total transaction accounting adjustment for retained earnings	$(69,842)

Balance Sheet
June 30, 2024
Transaction accounting adjustment for accumulated other comprehensive loss
Reversal of William Penn Bancorporation accumulated other comprehensive loss	$22,013

Total transaction accounting adjustment for accumulated other comprehensive loss	$22,013

	Balance Sheet	Statements of Income
	June 30, 2024	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Securities available for sale	$—	$3,403	$8,168

Total securities available for sale	$—	$3,403	$8,168

(3)

Securities held-to-maturity fair value adjustment to reflect at fair value discount of $16.2 million at June 30, 2024, sheet adjustment is necessary. Adjustment to statements of income to amortize the discount into income based on the expected life of securities of 6 years.

	June 30, 2024	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Securities held to maturity
Securities held to maturity fair value adjustment	$(16,229)	$1,932	$4,637

Total adjustments for securities held to maturity	$(16,229)	$1,932	$4,637

(4)

Balance sheet adjustment to reflect the fair value discount for acquired purchased credit deteriorated (“PCD”) loans and non-PCD loans of $28.8 million and other loan adjustments. The accruing loan fair value adjustments will be substantially recognized over the expected life of the loans of 7 years.

	Balance Sheet	Statements of Income
	June 30, 2024	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Fair value adjustments on loans acquired
Non-PCD loans interest rate fair value	$(25,048)	$2,683	$6,262
Non-PCD loans general credit fair value	(3,718)	443	1,062

Total fair value adjustment assigned to Non-PCD loans	(28,766)	3,126	7,324

PCD loans fair value	(929)	—	—

Total fair value adjustment assigned to PCD loans	(929)	—	—

PCD loan ACL	929	—	—

Total fair value of PCD loans assigned to allowance for credit losses	929	—	—

Total fair value adjustments for loans	$(28,766)	$3,126	$7,324

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(5)

Balance sheet adjustment for the reversal of William Penn’s existing allowance for loan losses of $3.0 million. Balance sheet adjustment of $929 thousand of PCD loan fair value assigned to the allowance for credit losses. Balance sheet and retained earnings adjustment for the allowance for credit losses of $3.7 million for acquired non-PCD loans. The pro forma statements of income does include a one-time provision expense of $3.7 million related to allowance for credit losses for non-PCD loans.

	Balance Sheet	Statements of Income
	June 30, 2024	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Allowance for credit losses
Reversal of existing allowance for credit losses	$2,989	$—	$—
Fair value of PCD loans assigned to allowance for credit losses	(929)	—	—

Subtotal allowance for credit losses excluding ACL for non-PCD loans	2,060	—	—
ACL for non-PCD loans	(3,718)	—	3,718

Total adjustments to allowance for credit losses	$(1,658)	$—	$3,718

(6)

Balance sheet and statements of income adjustment to reflect the fair value of buildings and land and the related amortization adjustment based on an expected life of the properties (39.5 years). Balance sheet adjustment also includes a fair value adjustment write-down to reflect the fair value of obsolete furniture, fixtures, and equipment.

	Balance Sheet	Statements of Income
	June 30, 2024	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Premises and equipment, net
Owned premise fair value	$1,332	$17	$34

Total adjustments for premises and equipment, net	$1,332	$17	$34

(7)

Balance sheet adjustment to reflect the net deferred tax asset, at a statutory rate of 21.0%, related to fair value adjustments and tax benefits related to one-time merger charges and related statements of income adjustments to pro forma adjustments using a statutory tax rate of 21.00% for book income tax expense.

	Balance Sheet	Statements of Income
	June 30, 2024	Six Months Ended June 30, 2024	Twelve Months Ended December 31, 2023
Tax impact
Fair value adjustments	$6,864	$1,505	$3,602
Buyer accrual for one-time merger related charges	2,184	—	(2,184)
Allowance for credit losses for Non-PCD loans	781	—	(781)

Total tax impact transaction accounting adjustments	$9,829	$1,505	$637

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(8)

Balance sheet adjustment to intangible assets to reflect the elimination of the previously recorded core deposit intangible and the creation of a new core deposit intangible fair value of $11.1 million for acquired core deposit intangible assets. The related statements of income amortization adjustments based upon an expected life of 10 years using sum of the year’s digits method.

			Twelve Months
		Six Months	Ended
		Ended June 30,	December 31,
	June 30, 2024	2024	2023
Core deposit intangible asset
Core deposit intangible asset	$11,148	$912	$2,027
Reverse existing core deposit intangible asset	(356)	(35)	(71)

Total core deposit intangible asset	$10,792	$877	$1,956

(9)

Balance sheet and statements of income adjustment related to the fair value of interest-bearing time deposits and corresponding statements of income adjustments related to the amortization of discount on interest-bearing time deposits based on the expected life of interest-bearing time deposits of 3 years.

	Balance Sheet	Statements of Income
			Twelve Months
		Six Months	Ended
		Ended June 30,	December 31,
	June 30, 2024	2024	2023
Certificates of deposit
Certificates of deposit fair value adjustment	$(1,116)	$186	$558
Reversal of existing certificate of deposit	(22)	6	11

Total adjustments for certificates of deposits	$(1,138)	$192	$569

(10)

Balance sheet and statements of income adjustment related to the fair value of borrowings and corresponding statements of income adjustments related to the amortization of discount on borrowings based on the maturities of the borrowings. Statements of income for an increased borrowing expense adjustment for funding charge related to $9.3 million after-tax merger related expenses assuming a 4.75% interest rate with an assumed increase in borrowings.

	Balance Sheet	Statements of Income
		Six Months	Ended
		Ended June 30,	December 31,
	June 30, 2024	2024	2023
Borrowings
Funding cost of after-tax merger related charges	—	221	443

Total borrowings	$—	$221	$443

(11)

Balance sheet adjustment to reflect the accrual of one-time merger-related charges for Mid Penn and William Penn: (a) William Penn pre-tax charges are estimated at $2.6 million ($2.4 million after-tax) and are included as a pro forma fair value liability accrual, and (b) Mid Penn pre-tax charges are estimated at $11.5 million ($9.3 million after-tax) and are included as a pro forma liability accrual with the after-tax cost as reduction to retained earnings. It is noted that a tax benefit was not taken for certain merger obligations and costs that were not considered to be tax deductible. The pro forma statements of income include Mid Penn merger-related expenses.

	Balance Sheet	Statements of Income
		Six Months	Ended
		Ended June 30,	December 31,
	June 30, 2024	2024	2023
Other Liabilities
Mid Penn Bancorp, Inc. accrual for one-time merger related charges	$11,502	$—	$11,502
William Penn Bancorporation accrual for one-time merger related charges	2,649	$—	$—

Total other liabilities adjustments	$14,151	$—	$11,502

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MANAGEMENT ADJUSTMENTS:

(12)

Balance sheet adjustment to reflect the issuance of 2,589,257 shares of Mid Penn common stock, par value $1.00, at a price of $31.09 per share as of October 25, 2024 (which is the latest practical trading date for purposes of this presentation) assuming a base offering of $70 million and full exercise of a 15% overallotment option, which would result in gross proceeds of $80.5 million or $76.5 million net of underwriting discounts or commissions. Statements of income adjustment to reflect interest income impact on the net proceeds of the common stock issuance assumed at a rate of 4.75%.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset. This discussion does not purport to be a complete analysis of all potential tax consequences. The consequences of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.

This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•

Persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	Persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	Banks, insurance companies, and other financial institutions;

•	Brokers, dealers or traders in securities;

•

“Controlled foreign corporations”, “passive foreign investment companies”, as defined in Sections 957 and Section 1297 of the Code, respectively, and corporations that accumulate earnings to avoid U.S. federal income tax;

•	Tax-exempt organizations, pension plans, tax-qualified retirement plans, governmental organizations, or controlled entities of governmental organizations; and

•	Persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that for U.S. federal income tax purposes is an individual, corporation, estate or trust and is not a “United States holder.” A United States holder is a beneficial owner of our common stock that, for United States federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•

A corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

A trust that (i) has in effect a valid election under the U.S. Treasury Regulations, to be treated as a United Stated person or (ii) is subject to the primary supervision of a United States court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(3) of the Code).

Distributions on Common Stock

Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its common stock and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “Sale or Other Taxable Disposition”.

Subject to the discussion below in the sections entitled “Information Reporting and Backup Withholding” and “FATCA Withholding” and the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. Special certification and other requirements apply to certain Non-U.S. Holders that are pass-through entities rather than corporations or individuals. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “Information Reporting and Backup Withholding” and “FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

The gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

•	The Non-U.S. Holder is a resident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

We are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for our common stock, or the relevant period, and the Non-U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests as defined in the Code relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period. Gain from a disposition of our common stock described in the third bullet point above will be subject to tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

Information Reporting and Backup Withholding

Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:

•

A “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withhold and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or

•

A “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Bank, will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a Non-U.S Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.

DESCRIPTION OF OUR COMMON STOCK

The following information describes the capital stock consisting of 40,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share, of the Company and supersedes and replaces the description of our common stock in (i) Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 28, 2024, and (ii) the accompanying base prospectus. This description is qualified in its entirety by reference to the Company’s articles of incorporation and bylaws, and to the applicable provisions of the Pennsylvania Business Corporation Law of 1988, as amended (“Pennsylvania Business Corporation Law”), and other applicable provisions of Pennsylvania law.

Authorized Shares

Our articles of incorporation authorize the issuance of capital stock consisting of 40,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

Shareholder Liability

All outstanding shares of our common stock are fully paid and nonassessable. Under the Pennsylvania Business Corporation Law, shareholders generally are not personally liable for a corporation’s acts or debts.

Dividends; Liquidation; Dissolution

Subject to the preferential rights of any other shares or series of capital stock, holders of shares of Mid Penn common stock are entitled to receive dividends on shares of common stock if, as and when authorized and declared by the Mid Penn board out of funds legally available for dividends and to share ratably in the assets of Mid Penn legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of Mid Penn.

Voting Rights

Each outstanding share of Mid Penn common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. Unless a larger vote is required by law, the Mid Penn articles of incorporation or the Mid Penn bylaws, when a quorum is present at a meeting of shareholders, a majority of the votes properly cast upon any question other than the election of directors shall decide the question. A plurality of the votes properly cast for the election of a person to serve as a director shall elect such person. Except as otherwise required by law or except as provided with respect to any other class or series of capital stock, the holders of Mid Penn common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. The Mid Penn board is classified into three classes with each class as nearly equal in number as possible. This means, in general, that one-third of the members of the Mid Penn board are subject to reelection at each annual meeting of shareholders.

Preemptive Rights; Redemption

Holders of Mid Penn common stock have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of Mid Penn’s classes of stock.

Anti-Takeover Provisions

Articles of Incorporation and By-Laws

Mid Penn’s articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of Mid Penn. Among other things, these provisions:

•	Empower Mid Penn’s board of directors without shareholder approval, to issue shares of Mid Penn preferred stock the terms of which, including voting power, are set by Mid Penn’s board;

•	Divide Mid Penn’s board of directors into three classes serving staggered three-year terms;

•	Restrict the ability of shareholders to remove directors;

•

Require that shares with at least 80% of total voting power approve any merger, consolidation, liquidation or dissolution, or sale of all or substantially all of the assets, of Mid Penn, unless approved in advance by at least 80% of the Board, in which case such transaction requires shareholder approval to the extent required by the Pennsylvania Business Corporation Law and/or applicable Nasdaq listing rules;

•	Require that shares with at least 80% of, in certain circumstances, 66 2/3% of, total voting power, approve the repeal or amendment of certain provisions of Mid Penn’s articles of incorporation;

•	Eliminate cumulative voting in the election of directors; and

•	Require advance notice of nominations for the election of directors and presentation of shareholder proposals at meetings of shareholders.

Pennsylvania Business Corporation Law

The Pennsylvania Business Corporation Law also contains certain provisions applicable to Mid Penn that may have the effect of deterring or discouraging an attempt to take control of Mid Penn. These provisions, among other things:

•

Require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the Pennsylvania Business Corporation Law);

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Prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Pennsylvania Business Corporation Law);

•	Expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	Provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

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Provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

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Provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumably to satisfy the directors’ fiduciary duty, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

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Provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	Redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

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Render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

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Act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

UNDERWRITING

We have entered into an underwriting agreement with Stephens Inc. and Piper Sandler & Co. as representatives of the underwriters named below, with respect to the common stock being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name in the table below.

Name	Number of Shares
Stephens Inc.	1,306,250
Piper Sandler & Co.	1,068,750

Total	2,375,000

The underwriting agreement provides that the underwriters’ obligation to purchase shares of our common stock depends on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and agreements have been performed;

•	there is no material adverse change in the financial markets or in our business; and

•	we deliver customary closing documents.

Subject to these conditions, the underwriters are committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are taken. However, the underwriters are not obligated to take or pay for the shares of our common stock covered by the underwriters’ purchase option described below, unless and until such option is exercised.

The shares of common stock are being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify this offer and to reject orders in whole or in part. The underwriting agreement provides that the obligations of the underwriters are conditional and may be terminated at its discretion based on its assessment of the state of the financial markets. The obligations of the underwriters may also be terminated upon the occurrence of the events specified in the underwriting agreement. The underwriting agreement provides that the underwriters are obligated to purchase all the shares of common stock in this offering if any are purchased, other than those shares covered by the purchase option described below.

Purchase Option

We have granted to the underwriters an option to purchase up to 356,250 additional shares of our common stock at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, for up to 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of common stock from us in approximately the same proportion as set forth in the table above.

Underwriting Discount

The underwriters propose to offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement. If all of the shares of our common stock are not sold at the public offering price, the representatives of the underwriters may change the public offering price and the other selling terms.

The following table shows the public offering price, underwriting discount and proceeds to us, before expenses, on both a per share and aggregate basis. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total Without Purchase Option Exercise	Total With Full Purchase Option Exercise
Public offering price	$29.50	$70,062,500	$80,571,875
Underwriting discount	$1.475	$3,503,125	$4,028,594
Proceeds to us (before expenses)	$28.025	$66,559,375	$76,543,281

We estimate that the total expenses of this offering payable by us, exclusive of the underwriting discount, will be approximately $500 thousand.

Indemnification and Contribution

We and Mid Penn Bank have agreed jointly and severally to indemnify the underwriters and their affiliates, selling agents and controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents and controlling persons may be required to make in respect of those liabilities.

Lock-Up Agreements

We, and each of our executive officers and directors, have agreed, for the period beginning on and including the date of this prospectus supplement through and including the date that is 90 days after the date of this prospectus supplement, not to:

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offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for shares of our common stock, whether the common stock is owned on the date of this prospectus supplement or acquired after the date of this prospectus supplement, or file (with respect to the Company) or cause to be filed any registration statement relating to any of the restricted activities;

•

enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of our common stock or any securities convertible into or exchange or exercisable for our common stock, whether the swap, hedge or transaction is to be settled by delivery of shares of our common stock to other securities, in cash or otherwise; or

•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are expressly agreed to in order to preclude us, and our executive officers and directors, from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions.

The representatives may, in their sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “MPB.”

Stabilization Transactions

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock, including stabilizing transactions, short sales and purchases to cover positions created by short sales.

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Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

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Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

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Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through the exercise of the over-allotment option. If the underwriters sell more shares than could be covered by the exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The NASDAQ Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In addition, in connection with this offering the underwriter may engage in passive market making transactions in our common stock on The NASDAQ Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Our Relationship with the Underwriters

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. In addition, Stephens Inc. is acting as our financial advisor in connection with the Merger, and Piper Sandler & Co. is acting as financial advisor to William Penn in connection with the Merger.

In addition, in the ordinary course of its business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions.

Directed Share Program

At our request, the underwriters have reserved up to 47,500 shares, or approximately 2%, of our common stock offered by this prospectus supplement for sale to our directors, officers and employees and to persons having business relationships with us at the public offering price set forth on the cover page of this prospectus supplement. These persons must commit to purchase from an underwriter or selected dealer at the same time as the general public. The number of shares available for sale to the general public will be reduced to the extent these persons purchase the reserved shares. Any reserved shares purchased by our directors or executive officers will be subject to the lock-up agreements described on page S-43. We are not making loans to any of our directors, employees or other persons to purchase such shares.

Electronic Prospectus Delivery

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriters. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus in electronic format, the information on any of these websites is not part of this prospectus, has not been approved or endorsed by the underwriters or us and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisement in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Pillar Aught LLC, Harrisburg, Pennsylvania. Holland & Knight LLP, Washington, D.C. will pass upon certain legal matters for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Mid Penn Bancorp, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of William Penn Bancorporation as of June 30, 2024 and 2023, and for the years then ended, have been audited by S.R. Snodgrass, P.C., an independent registered public accounting firm, as set forth in their reports therein, included in our Current Report on Form 8-K filed on November 1, 2024, have been incorporated by reference herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act (File No. 333-274177) for the securities being offered under this prospectus supplement. This prospectus supplement, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus supplement contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, can also be accessed free of charge on our website at www.midpennbank.com under the “Investors” tab. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying base prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus supplement. Likewise, any statement in this prospectus supplement or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. In other words, in the case of any conflict or inconsistency between information in different documents, you should rely on the information in the document that was filed later.

This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this prospectus supplement and prior to the sale of all the securities covered by this prospectus supplement.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 28, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024 filed on May 8, 2024 and August 7, 2024, respectively;

•	The information specifically incorporated by reference into our Annual Report from our Definitive Proxy Statement on Schedule 14A filed on March 28, 2024;

•

Our Current Reports on Form 8-K filed on January 5, 2024, January 8, 2024, January  12, 2024, January  26, 2024, January  26, 2024, February 23, 2024, April 24, 2024, May 14, 2024, May  15, 2024, July 24, 2024, July  30, 2024, September 18, 2024, October 23, 2024 and November 1, 2024; and

•

The description of our common stock, which is registered under Section  12 of the Exchange Act, included in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed on March 28, 2024.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus supplement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference in this prospectus supplement from the date of filing of the documents, unless we specifically provide otherwise. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference in this prospectus supplement. These documents may be obtained as explained above (see “Where You Can Find More Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:

Mid Penn Bancorp, Inc.

Attention: Justin T. Webb, Chief Financial Officer

2407 Park Drive

Harrisburg, Pennsylvania 17110

Phone No.: (866) 642-7736

PROSPECTUS

MID PENN BANCORP, INC.

$250,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $250,000,000.

This prospectus provides a general description of these securities. We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the Nasdaq Global Market, under the symbol “MPB.” On August 22, 2023, the closing price of our common stock was $21.33 per share. Our principal executive offices are located at 2407 Park Drive, Harrisburg, Pennsylvania 17110. Our telephone number is (866) 642-7736.

We may offer and sell the securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus and set forth in the documents incorporated or deemed incorporated by reference into this prospectus and in the applicable prospectus supplement or free writing prospectus before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this Prospectus is September 1, 2023

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $250,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us,” “our,” “Mid Penn” or the “Company” refer to Mid Penn Bancorp, Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated herein by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “project”, “could”, “intend”, “target”, and other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	the effects of future economic conditions on us, our bank and nonbank subsidiaries, and our markets and customers;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	future actions or inactions of the United States government, including a failure to increase the government debt limit or a prolonged shutdown of the federal government;

•	business or economic disruption from national or global epidemic or pandemic events;

•

the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, the value of investment securities, and interest rate protection agreements;

•

the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet;

•

an increase in the Pennsylvania Bank Shares Tax to which our bank subsidiary’s capital stock is currently subject, or imposition of any additional taxes on the capital stock of us or our bank subsidiary;

•	impacts of the capital and liquidity requirements imposed by bank regulatory agencies;

•

the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, Financial Accounting Standards Board, the SEC, and other accounting and reporting standard setters;

•	the costs and effects of litigation and of unexpected or adverse outcomes in such litigation;

•	technological changes;

•	our ability to successfully implement business strategies, including our acquisition strategy;

•	our ability to successfully expand our franchise, including acquisitions or establishing new offices at favorable prices;

•

our ability to successfully integrate any banks, companies, offices, assets, liabilities, customers, systems and management personnel we acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames;

•

potential goodwill impairment charges, or future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames;

•	our ability to attract and retain qualified management and personnel;

•	results of regulatory examination and supervision processes;

•

the failure of assumptions underlying the establishment of reserves for loan losses, the assessment of potential impairment of investment securities, and estimations of values of collateral and various financial assets and liabilities;

•	our ability to maintain compliance with the listing rules of NASDAQ;

•	our ability to maintain the value and image of our brand and protect our intellectual property rights;

•	volatility in the securities markets;

•	disruptions due to flooding, severe weather, or other natural disasters or Acts of God;

•	acts of war, terrorism, or global military conflict;

•	supply chain disruption; and

•	the factors described in Item 1A of our 2022 Annual Report on Form 10-K and subsequent filings with the SEC.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us.

THE COMPANY

Mid Penn Bancorp, Inc. is a financial holding company, incorporated in August 1991 in the Commonwealth of Pennsylvania, and is regulated by the Board of Governors of the Federal Reserve System. On December 31, 1991, Mid Penn acquired, as part of the holding company formation, all of the outstanding common stock of Mid Penn Bank, and Mid Penn Bank became a wholly-owned subsidiary of Mid Penn.

During the year ended December 31, 2020, Mid Penn established three nonbank subsidiaries, including MPB Financial Services, LLC, under which two additional nonbank subsidiaries have been established: (i) MPB Wealth Management, LLC, created to expand the wealth management function and services of the Company, and (ii) MPB Risk Services, LLC, created to fulfill the insurance needs of both existing and potential customers of the Company. During the year ended December 31, 2021, Mid Penn formed MPB Launchpad Fund I, LLC to hold certain financial holding company eligible investments.

Mid Penn Bank was organized in 1868 under a predecessor name, Millersburg Bank, and became a state-chartered bank in 1931. Millersburg Bank obtained trust powers in 1935, at which time its name was changed to Millersburg Trust Company. In 1971, Millersburg Trust Company adopted the name “Mid Penn Bank.”

Since 2015, we have consummated six whole-bank acquisitions, including Phoenix Bancorp, Inc. and its subsidiary, Miners Bank, in March 2015; The Scottdale Bank and Trust Company in January 2018; First Priority Financial Corp. and its subsidiary, Frist Priority Bank, in July 2018; Riverview Financial Corporation and its subsidiary, Riverview Bank, in November 2021; and Brunswick Bancorp and its subsidiary, Brunswick Bank and Trust Company, in May 2023.

On December 7, 2021, in connection with the acquisition of Riverview Financial Corporation, and as part of a Retail Network Optimization Plan adopted by Mid Penn Bank’s Board of Directors, we announced our intention to close sixteen retail locations throughout our expanded footprint. The branch closures occurred on or about March 4, 2022.

Our primary business is to supervise and coordinate the business of our bank and nonbank subsidiaries, and to provide them with the capital and resources to fulfill their respective missions.

Mid Penn Bank engages in full-service commercial banking and trust business, making available to the community a wide range of financial services, including, but not limited to, mortgage and home equity loans, secured and unsecured commercial and consumer loans, lines of credit, construction financing, farm loans, community development and local government loans and various types of time and demand deposits. The Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation supervise Mid Penn Bank. Deposits of Mid Penn Bank are insured by the Deposit Insurance Fund to the maximum extent provided by law. In addition, Mid Penn Bank provides a full range of trust and retail investment services. Mid Penn Bank also offers other services such as online banking, telephone banking, cash management services, automated teller services and safe deposit boxes.

As of June 30, 2023, Mid Penn Bank had forty-three (43) full-service retail banking locations in the Pennsylvania counties of Berks, Blair, Bucks, Centre, Chester, Clearfield, Cumberland, Dauphin, Fayette, Huntingdon, Lancaster, Lehigh, Luzerne, Montgomery, Perry, Schuylkill and Westmoreland and five (5) full-service retail banking locations in the New Jersey counties of Middlesex and Monmouth.

We maintain a website at www.midpennbank.com. The foregoing website address is intended to be an inactive textual reference only. The information on this website is not a part of this prospectus.

Additional information about us is included in documents incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference” on page 31 of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks set forth in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the caption “Risk Factors” in any of our filings with the SEC, including our most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes, contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock; to support or fund acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	depositary shares representing a fraction of a share of the applicable series of our preferred stock;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock, preferred stock or debt securities; and

•	units.

We will describe in a prospectus supplement that we will deliver with this prospectus, the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	type and amount of securities which we propose to sell;

•	initial public offering price of the securities;

•	maturity;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

•	ranking;

•	voting or other rights, if any;

•

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	net proceeds to us;

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

The following is a description of our common stock, certain provisions of our amended articles of incorporation and amended by-laws and certain provisions of applicable law. The following is qualified by applicable law and by the provisions of our amended articles of incorporation and by-laws, copies of which have been filed with the SEC and are also available upon request from us. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Authorized Shares

Our articles of incorporation provide that we may issue up to 40,000,000 shares of common stock, par value $1.00 per share, and 10,000,000 shares of preferred stock, par value $1.00 per share.

Shareholder Liability

All outstanding shares of our common stock are fully paid and nonassessable. Under the Pennsylvania Business Corporation Law of 1988, as amended, shareholders generally are not personally liable for a corporation’s acts or debts.

Dividends; Liquidation; Dissolution

Subject to the preferential rights of any other shares or series of capital stock, holders of shares of our common stock are entitled to receive dividends on shares of common stock if, as and when authorized and declared by our board of directors out of funds legally available for dividends and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company.

Voting Rights

Each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of directors. Unless a larger vote is required by law, our articles of incorporation or our bylaws, when a quorum is present at a meeting of shareholders, a majority of the votes properly cast upon any question other than the election of directors shall decide the question. A plurality of the votes properly cast for the election of a person to serve as a director shall elect such person. Except as otherwise required by law or except as provided with respect to any other class or series of capital stock, the holders of our common stock possess the exclusive voting power. There is no cumulative voting in the election of directors. Our board is classified into three classes with each class as nearly equal in number as possible. This means, in general, that one-third of the members of the board are subject to reelection at each annual meeting of shareholders.

Preemptive Rights; Redemption

Holders of our common stock have no conversion, sinking fund or redemption rights or preemptive rights to subscribe for any of our classes of stock.

Anti-Takeover Provisions

Articles of Incorporation and By-Laws

Our articles of incorporation and bylaws contain certain provisions that may have the effect of deterring or discouraging an attempt to take control of the Company. Among other things, these provisions:

•	empower our board of directors, without shareholder approval, to issue shares of our preferred stock the terms of which, including voting power, are set by our board;

•	divide our board of directors into three classes serving staggered three-year terms;

•	restrict the ability of shareholders to remove directors;

•

require that shares with at least 80% of total voting power approve any merger, consolidation, liquidation or dissolution, or sale of all or substantially all of the assets, of the Company if such transaction is not endorsed by at least 80% of the members of the Company’s board of directors (conversely, if the transaction is endorsed by at least 80% of the members of Company’s board of directors, such transaction shall require only such shareholder approval, if any, as may be required pursuant to the Pennsylvania Business Corporation Law or the rules of any national securities exchange on which shares of the Company’s common stock are traded, each as in effect from time to time);

•	require that shares with at least 80% or, in certain circumstances, 66 2/3% of total voting power, approve the repeal or amendment of certain provisions of our articles of incorporation;

•	eliminate cumulative voting in the election of directors; and

•	require advance notice of nominations for the election of directors and the presentation of shareholder proposals at meetings of shareholders.

Pennsylvania Business Corporation Law

The Pennsylvania Business Corporation Law of 1988, as amended, also contains certain provisions applicable to us that may have the effect of deterring or discouraging an attempt to take control of the Company. These provisions, among other things:

•

require that, following any acquisition by any person or group of 20% of a public corporation’s voting power, the remaining shareholders have the right to receive payment for their shares, in cash, from such person or group in an amount equal to the “fair value” of the shares, including an increment representing a proportion of any value payable for control of the corporation (Subchapter 25E of the Business Corporation Law)

•

prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 20% or more of a public corporation’s voting power (Subchapter 25F of the Business Corporation Law);

•	expand the factors and groups (including shareholders) which a corporation’s board of directors can consider in determining whether an action is in the best interests of the corporation;

•	provide that a corporation’s board of directors need not consider the interests of any particular group as dominant or controlling;

•

provide that a corporation’s directors, in order to satisfy the presumption that they have acted in the best interests of the corporation, need not satisfy any greater obligation or higher burden of proof with respect to actions relating to an acquisition or potential acquisition of control;

•

provide that actions relating to acquisitions of control that are approved by a majority of “disinterested directors” are presumed to satisfy the directors’ fiduciary duty, unless it is proven by clear and convincing evidence that the directors did not assent to such action in good faith after reasonable investigation; and

•

provide that the fiduciary duty of a corporation’s directors is solely to the corporation and may be enforced by the corporation or by a shareholder in a derivative action, but not by a shareholder directly.

The Pennsylvania Business Corporation Law also explicitly provides that the fiduciary duty of directors does not require them to:

•	redeem any rights under, or to modify or render inapplicable, any shareholder rights plan;

•

render inapplicable, or make determinations under, provisions of the Pennsylvania Business Corporation Law relating to control transactions, business combinations, control-share acquisitions or disgorgement by certain controlling shareholders following attempts to acquire control; or

•

act as the board of directors, a committee of the board or an individual director, solely because of the effect the action might have on an acquisition or potential acquisition of control of the corporation or the consideration that might be offered or paid to shareholders in such an acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for shares of our common stock is Computershare.

Securities Exchange

Shares of our common stock are currently listed and traded on the Nasdaq Global Market under the symbol “MPB”.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designation for the preferred shares that may be adopted by our board of directors in the future. You should read the certificate of designation and the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

Our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share, in one or more series, without shareholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock. The terms of any series of preferred stock designated by our board of directors will be set forth in a certificate of designation which we will include as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable certificate of designation for a complete description of all of the terms.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

•	title and stated or liquidation value;

•	number of shares offered and initial offering price;

•	voting rights and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	date from which dividends will accumulate, if applicable;

•	terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	listing on any securities exchange;

•

terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•

terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any other specific terms, preferences, rights, privileges, limitations or restrictions; and

•	a discussion of applicable material U.S. federal income tax consequences.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

•	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered shares of preferred stock;

•	on a parity with all of our equity securities ranking on a parity with the offered shares of preferred stock; and

•	junior to all of our equity securities ranking senior to the offered shares of preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding stock or series of stock, our preferred shareholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital stock ranking senior, an amount equal to the stated or liquidation value of the shares of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their shares of our preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those shares of preferred stock. These terms typically will include the number of shares of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify the transfer agent and registrar for any series of preferred stock offered by this prospectus in a prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

The complete terms of the depositary shares will be contained in the deposit agreement and any related document applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the deposit agreement and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each of these depositary shares will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement and the certificate of designation relating to the applicable series of our preferred stock that are, or will be, filed with the SEC. Therefore, you should carefully consider the actual provisions of these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will end, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us as set forth in the deposit agreement. In certain instances described in the deposit agreement, holders of the outstanding depositary shares will be required to approve an amendment to the deposit agreement. The deposit agreement may be terminated by the depositary or us only if certain specific conditions set forth in the deposit agreement are met.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of our preferred stock; and

•	all withdrawals of our preferred stock by owners of depositary shares.

Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. As set forth in the deposit agreement, the successor depositary must be appointed within a certain time frame after delivery of the notice for resignation or removal and must meet certain organizational and asset tests.

DESCRIPTION OF DEBT SECURITIES

The following description sets forth certain general terms and provisions of the debt securities that we may offer from time to time. The description below does not contain all of the information that you might find useful or that might be important to you. The particular terms of any of the debt securities that we may offer will be described in the prospectus supplement relating to those debt securities. You should review the provisions of the applicable indenture and debt securities because they, and not the summaries, define your rights as holders of the debt securities. For more information, you should refer to the relevant form of indenture and the relevant form of debt security, if any, which are or will be filed with the SEC.

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. The terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement.

We will issue senior or subordinated debt, which we refer together as the debt securities, in one or more series under one of two separate indentures between us and one or more trustees that we will designate in a prospectus supplement. Senior debt will be issued under a senior note indenture and subordinated debt will be issued under a subordinated note indenture, forms of which are filed as exhibits hereto. The senior note indenture and the subordinate note indenture are sometimes referred to in this prospectus individually as an “indenture” and collectively as “indentures.” The following summary of provisions of the indentures does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indentures, including, but not limited to, definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and in the applicable indenture and in the applicable prospectus supplement. For a comprehensive description of any series of debt securities being offered to you pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. You may obtain a copy of each indenture and any form of debt security that has been filed in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indentures. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to Mid Penn Bancorp, Inc. and its subsidiaries and their predecessors. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Neither of the indentures limits the amount of debt securities that we may issue. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with any premium and accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indentures

Each indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series, provided, however, that such amount may from time to time be increased by a board resolution;

•	the price or prices at which the debt securities will be sold;

•	whether the debt securities will be senior or subordinated debt;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal and premium, if any, of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which any such interest will accrue, or the method by which such date or dates shall be determined, the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date, or the method by which such date or dates shall be determined, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months, the right, if any, to extend or defer interest payments and the duration of such extension or deferral;

•

the place or places where the principal of and any premium and interest on any debt securities of the series will be payable, the place or places where the debt securities of such series may be presented for registration of transfer or exchange, the place or places where notices and demands to or upon us in respect of the debt securities of such series may be made and the manner in which any payment may be made;

•

the period or periods within which or the date or dates on which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund, amortization or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, the currency or currency units in which, and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•	if other than the trustee, the identity of each security registrar and/or paying agent;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which or the dates on which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if the provisions of the indenture relating to satisfaction and discharge thereof shall apply to the debt securities of that series as set forth therein, or if provisions for the satisfaction and discharge of the indenture other than as set forth therein shall apply to the debt securities of that series;

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture or the method by which such portion shall be determined;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

•

if applicable, that any debt securities of the series shall be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities, the form of any legend or legends which shall be borne by any such global security in addition to or in lieu of that set forth in the indenture and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

the terms of any right to convert or exchange debt securities of such series into any other securities or property of ours or of any other corporation or person, and the additions or changes, if any, to the indenture with respect to the debt securities of such series to permit or facilitate such conversion or exchange;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities will be issued in a transaction registered under the Securities Act and any restriction or condition on the transferability of the debt securities of such series;

•	the exchanges, if any, on which the debt securities may be listed; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Unless otherwise specified in a prospectus supplement, the senior debt securities will rank equally with all other unsecured and unsubordinated indebtedness of Mid Penn Bancorp, Inc. The subordinated debt securities will rank subordinated and junior in right of payment, to the extent set forth in the subordinated note indenture, to all Senior Debt, as defined herein, of Mid Penn Bancorp, Inc. See “—Subordination” below.

Some of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below their stated principal amount. The prospectus supplement will contain any United States federal income tax consequences and other special considerations applicable to discounted debt securities.

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the indentures, the term “business day” means, with respect to debt securities of a series, unless otherwise specified in the applicable prospectus supplement, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

If any interest payment date, redemption date, repayment date or stated maturity of a debt security, or any date on which a holder has the right to convert such debt security, falls on a date that is not a business day, then payment of principal and premium, if any, or interest, or the redemption price or conversion of such debt security, will be made on the next succeeding business day at such place of payment with the same force and effect as if made on the interest payment date, redemption date or repayment date, or at the stated maturity, or on such conversion date. In the case, however, of debt securities bearing interest at a floating rate based on the London Interbank Offered Rate (LIBOR), if the interest payment date (other than the redemption date, repayment date or stated maturity) falls on a date that is not a business day and the following business day falls in the next succeeding calendar month, then the interest payment date for such debt securities shall be the business day immediately preceding the scheduled interest payment date. No interest shall accrue for the period from and after any such interest payment date, redemption date, repayment date, stated maturity or conversion date, as the case may be, to the date of such payment.

Optional Redemption

Redemption at Our Option

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate. If we shall so direct, debt securities registered in our name or the name of any of our affiliates or subsidiaries shall not be included in the debt securities for redemption. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 10 nor more than 60 days prior to the date set for such redemption (or within such period as otherwise specified as contemplated by the indenture for debt securities of a series). This notice will identify the debt securities to be redeemed and will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of such series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed; the place or places where such debt securities are to be surrendered for payment of the redemption price; and, if applicable, the CUSIP number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as our own paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date. If the redemption date is after a regular record date and on or prior to the applicable interest payment date, the accrued and unpaid interest shall be payable to the holder of the redeemed securities registered on the relevant regular record date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Repayment at Holder’s Option

If specified in the applicable prospectus supplement, the holders of the debt securities of a series will have the option to elect repayment of those debt securities by us prior to the stated maturity of the debt securities of that series at time or times and subject to the conditions specified in the applicable prospectus supplement. If the holders of those debt securities have that option, the applicable prospectus supplement will specify the optional repayment date or dates on which the debt security may be repaid and the optional repayment price, or the method by which such price will be determined. The optional repayment price is the price at which, together with accrued interest to the optional repayment date, the debt security may be repaid at the holder’s option on each such optional repayment date.

Except as otherwise may be provided by the terms of the debt securities, any tender of a debt security by the holder for repayment will be irrevocable unless waived by us. Any repayment option of a holder may be exercised by the holder of debt securities for less than the entire principal amount of the debt security; provided that the principal amount of the debt security remaining outstanding after repayment will be an authorized denomination. Upon such partial repayment, the debt securities will be canceled and new debt securities for the remaining principal amount will be issued in the name of the holder of the repaid debt securities.

If debt securities are represented by a global security as described under “—Book-Entry; Delivery and Form; Global Securities,” the securities depository for the global security or its nominee will be the holder of the debt security and, therefore, will be the only person that can exercise a right to repayment. In order to ensure that the depository or its nominee will timely exercise a right to repayment relating to a particular debt security, the beneficial owner of the debt security must instruct the broker or other direct or indirect participant in the depository through which it holds an interest in the debt security to notify the depository of its desire to exercise a right to repayment by the appropriate cut-off time for notifying the participant. Different firms have different cut-off times for accepting instructions from their customers. Accordingly, you should consult the broker or other direct or indirect participant through which you hold an interest in a debt security in order to ascertain the cut-off time by which such an instruction must be given for timely notice to be delivered to the appropriate depository.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose (which initially will be the trustee’s office). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company, or DTC, or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of a debt security will be treated as the owner of it for all purposes.

All amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

The indentures set forth limited covenants that will apply to each series of debt securities issued under the indentures, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

Each indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of our properties and assets to another person; provided that the following conditions are satisfied:

•

we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a person (if such person is not a corporation, then the Successor will include a corporate co-issuer of the debt securities) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert such security in accordance with its terms;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•

the trustee receives from us an officers’ certificate and an opinion of counsel that the transaction and such supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us in the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Subordination

Any subordinated debt securities issued under the subordinated note indenture will be subordinate and junior in right of payment to all of our Senior Debt (including all debt securities issued under the senior note indenture) whether existing at the date of the subordinated note indenture or subsequently incurred. Upon any payment or distribution of our assets to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	receivership;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets and liabilities;

•	bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding,

the holders of Senior Debt will first be entitled to receive payment in full of the principal of, premium, if any, and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, premium, if any, or interest on the subordinated debt securities.

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt; or

•

there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of, or permitting the holder or holders thereof to accelerate, the maturity thereof.

“Senior Debt” means the principal of, premium, if any and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, whether or not such claim for post-petition interest is allowed in such proceeding) on our Debt, whether incurred on, before or after the date of the subordinated note indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed;

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of that person;

•

every obligation of that person incurred in connection with the acquisition of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of that person; and

•

every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

The indentures will place no limitation on the amount of additional Senior Debt that we may incur.

Events of Default

Each of the following events are defined in the indentures as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of such series for 30 days after becoming due;

(2)

default in the payment of principal of or premium, if any, on any debt securities of such series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)

default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of such series (other than a covenant or agreement, a default in the performance of which or a breach of which is elsewhere in the indenture specifically dealt with or that has expressly been included in the indenture solely for the benefit of a series of debt securities other than such series), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

(4)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of such petition or the appointment of or taking possession by a custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(5)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

•	and the order or decree remains unstayed and in effect for 90 days; or

(6)	any other event of default provided with respect to debt securities of such series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors. “Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of such series to be due and payable. Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of such series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of such series, other than the non-payment of the principal or interest which have become due solely by such acceleration, have been cured or waived, as provided in the indentures.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually within 120 days after the end of our fiscal year a statement by one of our officers to the effect that, to the best knowledge of such officer, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1)	an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default with respect to the debt securities of such series;

(2)

the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings in respect of such event of default;

(3)	the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4)	the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5)	no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of such series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indentures provide that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the respective indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indentures and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

•

modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indentures and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indentures;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indentures;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the indentures in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (a)(1) outstanding;

•	to cure any ambiguity, omission, defect or inconsistency;

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect;

•

to supplement any of the provisions of the indentures to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant to the indentures; provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or any other series of debt securities in any material respect;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded; and

•

to add to, change or eliminate any of the provisions of the indentures as shall be necessary or desirable in accordance with any amendments to the Trust Indenture Act, provided that such action does not adversely affect the rights or interests of any holder of debt securities in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the indentures.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indentures with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indentures that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indentures; however, no such waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indentures provide that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (3) and (6) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the

Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and such participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or such nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indentures, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and that participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indentures. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for such customers. These payments, however, will be the responsibility of such participants and indirect participants, and neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between such participants and the owners of beneficial interests in the global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of such portion of the aggregate principal amount of the debt securities as to which such participant or participants has or have given such direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the underwriters or the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indentures provide that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

(1)	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indentures and we do not appoint a successor depository within 90 days;

(2)	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to such effect; or

(3)	an event of default with respect to the debt securities will have occurred and be continuing.

These certificated debt securities will be registered in such name or names as DTC will instruct the trustee. It is expected that such instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme (“Clearstream”), or Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”), in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustees

We will designate the trustee under the senior and subordinated indentures in a prospectus supplement.

There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indentures separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indentures.

The trustee is permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration. statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

•	title of the warrants;

•	aggregate number of warrants;

•	price or prices at which the warrants will be issued;

•	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

•	purchase price for each security purchasable on exercise of the warrants;

•	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

•	anti-dilution provisions or other adjustments to the exercise price of the warrants;

•	terms of any right that we may have to redeem the warrants;

•	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	name and address of the warrant agent, if any;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in any combination. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	title of the units;

•	aggregate number of units;

•	price or prices at which the units will be issued;

•	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	name and address of the unit agent;

•	information with respect to book-entry procedures;

•	a discussion of material U.S. federal income tax considerations; and

•	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the Commonwealth of Pennsylvania. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement or supplements will describe the terms of the offering of the securities, including:

•	the name or names of the underwriters, placement agents or dealers, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at any time); and

•	any securities exchange or market on which the securities may be listed or quoted.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, will be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities; however, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on Nasdaq (or any exchange or quotation system on which our securities are listed) may engage in passive market making transactions in our common stock, preferred stock, depositary shares, debt securities and warrants, as applicable, on Nasdaq in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Certain of the underwriters or agents and their associates may engage in transactions with and perform services for us or our affiliates in the ordinary course of their respective businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Pillar Aught LLC, Harrisburg, Pennsylvania. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement related to such offering.

EXPERTS

The consolidated financial statements of Mid Penn as of December 31, 2022 and 2021 and for each of the years in the three-year period ended December 31, 2022 and the effectiveness of internal control over financial reporting as of December 31, 2022 incorporated in this prospectus and in the related registration statement by reference from the Mid Penn Annual Report on Form 10-K for the year ended December 31, 2022 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their reports thereon, and have been incorporated in this prospectus and registration statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the internet at www.midpennbank.com. Please note that our website address is provided as inactive textual references only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the filing of this prospectus and prior to the sale of all the securities covered by this prospectus.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023;

•

Our Current Reports on Form 8-K filed on January  18, 2023, January  25, 2023 (filed portion only), February  21, 2023, March  13, 2023, April  25, 2023 (filed portion only), April  25, 2023 (filed portion only), April  28, 2023 (filed portion only), May  9, 2023 (filed portion only), May  9, 2023, May  11, 2023, May  22, 2023, May  25, 2023, July  27, 2023 (filed portion only) and August 8, 2023 (filed portion only); and

•

The description of our common stock set forth in our Form 8-A/A filed on October  20, 2008, as updated by the description of the Company’s common stock contained in Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2022 filed with the Commission on March 16, 2023, and including any amendment or reports filed under the Exchange Act for the purpose of updating such description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus and prior to effectiveness of the registration statement. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Notwithstanding the foregoing, any document or portion of a document that is “furnished” to, but not “filed” with, the SEC is not incorporated by reference in this prospectus.

These documents may be obtained as explained above (see “Where You Can Find More Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number:

Mid Penn Bancorp, Inc.

2407 Park Drive

Harrisburg, Pennsylvania 17110

Attention: Investor Relations

Telephone: (866) 642-7736

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

$70,000,000

Common Stock

Prospectus Supplement

November 1, 2024

STEPHENS INC.	PIPER SANDLER